Exhibit 10.1

AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

KBL HEALTHCARE ACQUISITION CORP. III,

PRWT SERVICES, INC.,

PRWT MERGER SUB, INC.

AND

ALL OF THE STOCKHOLDERS OF PRWT SERVICES, INC.

DATED AS OF MARCH 13, 2009

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of March 13, 2009, by and among KBL Healthcare Acquisition Corp. III, a Delaware corporation (“KBL”), PRWT Services, Inc., a Pennsylvania corporation (“PRWT”), PRWT Merger Sub, Inc., a Pennsylvania corporation and wholly owned subsidiary of PRWT (“Merger Sub”), and the persons executing the “Target Stockholders Signature Page” hereto, such persons being the holders of all of the outstanding capital stock of PRWT (the “Stockholders”).

RECITALS

A.           Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.1) and in accordance with the Delaware General Corporation Law (the “DGCL”), the Pennsylvania Business Corporation Law (“PBCL”) and other applicable law, KBL and PRWT intend to enter into a business combination transaction by means of a merger in which KBL will merge into Merger Sub, with Merger Sub being the surviving entity (the “Merger”).

B.           The board of directors of each of KBL, PRWT and Merger Sub has determined that the Merger is fair to, and in the best interests of, its respective company and stockholders.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows (defined terms used in this Agreement are listed alphabetically in Article IX, together with the Section and, if applicable, paragraph number in which the definition of each such term is located):

ARTICLE I

THE MERGER

1.1           The Merger.  At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL and PBCL, (a) KBL shall be merged with and into Merger Sub, the separate corporate existence of KBL shall cease and Merger Sub shall continue as the surviving corporation in the Merger, (b) all of the outstanding securities of KBL shall be automatically converted into an equal number of securities of PRWT of like tenor and (c) PRWT shall become the public company following the Merger (the “Surviving Pubco”).  The term “Agreement” as used herein refers to this Agreement and Plan of Reorganization, as the same may be amended from time to time, and all schedules hereto (including the PRWT Schedule and the KBL Schedule, as defined in the preambles to Articles II and III hereof, respectively).

1.2           Effective Time; Closing.  Subject to the conditions of this Agreement, as soon as practicable on or after the Closing Date (as hereinafter defined), the parties hereto shall cause the Merger to be consummated by filing articles of merger (the “Articles of Merger”) with the Secretary of State of the Commonwealth of Pennsylvania in accordance with the applicable provisions of the PBCL and the certificate of merger (“Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such later filing, or such later time as may be agreed in writing by PRWT and KBL and specified in the Articles of Merger being the “Effective Time”). Unless this Agreement shall have been terminated pursuant to Section 8.1, the consummation of the transactions contemplated by this Agreement (the “Closing”), other than the filing of the Articles of Merger and Certificate of Merger, shall take place at the offices of Graubard Miller, counsel to KBL, 405 Lexington Avenue, New York, New York 10174-1901 at a time and date to be specified by the parties, which shall be no later than the fifth (5th) business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the “Closing Date”).  Closing signatures may be transmitted by facsimile or by emailed PDF file.

1.3           Effect of the Merger.  At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL and PBCL and other applicable provisions of Delaware and Pennsylvania law (collectively, the “Applicable Law”).  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of KBL shall vest in Merger Sub, and all debts, liabilities and duties of KBL shall become the debts, liabilities and duties of Merger Sub, and Merger Sub shall continue as a wholly owned subsidiary of the Surviving Pubco.

1.4           Governing Documents.  At the Effective Time,

(a)           the Articles of Incorporation of PRWT shall be amended and restated in a manner to be mutually and reasonably agreed upon by PRWT and KBL and appropriate for a public company and shall become the Articles of Incorporation of the Surviving Pubco;

(b)           the Bylaws of PRWT shall be amended and restated in a manner to be mutually and reasonably agreed upon by PRWT and KBL and appropriate for a public company and shall become the Bylaws of the Surviving Pubco;

(c)           the Articles of Incorporation of Merger Sub in the form attached hereto as Exhibit A shall remain the Articles of Incorporation of Merger Sub; and

(d)           the Bylaws of Merger Sub in the form attached hereto as Exhibit B shall remain the Bylaws of Merger Sub.

1.5           Effect on KBL Securities.  Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and this Agreement and without any action on the part of KBL or the holders of any of the securities of KBL, the following shall occur:

(a)           Conversion of KBL Common Stock.  Other than any shares to be canceled pursuant to Section 1.5(b) and subject to adjustment in accordance with Section 1.5(c), each share of common stock, par value $.0001, of KBL (“KBL Common Stock”) issued and outstanding immediately prior to the Effective Time will be automatically converted into one (1) share of common stock of PRWT (“PRWT Common Stock”).  Following the Merger, each certificate evidencing KBL Common Stock shall automatically be deemed to represent the same number of shares of PRWT Common Stock without surrender or exchange of such certificate.  Following the Merger, all shares of KBL Common Stock that are not certificated and which are converted into PRWT Common Stock in the Merger shall be deemed replaced by the same number of shares of uncertificated PRWT Common Stock on the books and records of the Surviving Pubco’s transfer agent and all other entities that maintain records with respect thereto. The shares of PRWT Common Stock that would otherwise be issuable pursuant to this Section 1.5(a) to Persons who hold Dissenting Shares (as defined in Section 1.15) and exercise their appraisal rights pursuant to applicable Delaware Law shall not be issued to such Persons and shall be canceled.

(b)           Cancellation of Treasury and PRWT-Owned Stock.  Each share of KBL Common Stock held by KBL or owned by PRWT or any direct or indirect wholly owned subsidiary of KBL or PRWT immediately prior to the Effective Time shall be canceled and extinguished without any conversion or payment in respect thereof.

(c)           Adjustments to Exchange Ratios.  The numbers of PRWT Common Stock that the holders of KBL Common Stock (and the number of PRWT Warrants and PRWT Units that holders of KBL Warrants and KBL Units) are entitled to receive as a result of the Merger shall be equitably adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into PRWT Common Stock or KBL Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to PRWT Common Stock or KBL Common Stock occurring on or after the date hereof and prior to the Effective Time except that no such adjustment shall be made as a result of the recapitalization provided for in Section 1.6.

(d)           No Fractional Shares.  No fraction of a share of PRWT Common Stock will be issued by virtue of the Merger or the transaction contemplated hereby, and each holder of shares of KBL Common Stock who would otherwise be entitled to a fraction of a share of PRWT Common Stock (after aggregating all fractional shares of PRWT Common Stock that otherwise would be received by such holder) shall be deemed to receive from the Surviving Pubco, in lieu of such fractional share, one (1) share of PRWT Common Stock.

(e)           Conversion of KBL Warrants.  Subject to adjustment in accordance with Section 1.5(c), each warrant (“KBL Warrant”) to purchase shares of KBL Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically converted into a warrant (“PRWT Warrant”) to purchase the equivalent number of shares of PRWT Common Stock having terms and conditions substantially identical in all material respects to the terms and conditions pertaining to the KBL Warrants.  The PRWT Warrants shall be governed by the Warrant Agreement dated July 19, 2007 between KBL and Continental Stock Transfer & Trust PRWT (“Continental”), as Warrant Agent.  Following the Merger, each certificate evidencing KBL Warrants shall automatically be deemed to represent the same number of PRWT Warrants without surrender or exchange of such certificate.  Following the Merger, all KBL Warrants that are not certificated shall be deemed replaced by the same number of uncertificated PRWT Warrants on the books and records of the Surviving Pubco’s transfer agent and all other entities that maintain records with respect thereto.

(f)           Conversion of KBL Units.  Subject to adjustment in accordance with Section 1.5(c), each unit (“KBL Unit”) consisting of one (1) share of KBL Common Stock and one (1) KBL Warrant issued and outstanding immediately prior to the Effective Time shall be automatically converted into a unit (“PRWT Unit”) consisting of one (1) shares of PRWT Common Stock and (1) PRWT Warrant.  Following the Merger, each certificate evidencing KBL Units shall automatically be deemed to represent the same number of PRWT Units without surrender or exchange of such certificate.  Following the Merger, all KBL Units that are not certificated shall be deemed replaced by the same number of uncertificated PRWT Units on the books and records of the Surviving Pubco’s transfer agent and all other entities that maintain records with respect thereto.

(g)           No Further Ownership Rights in KBL Stock.  All PRWT Common Stock, PRWT Warrants and PRWT Units deemed issued to holders of KBL securities upon consummation of the Merger and conversion of the KBL securities shall be deemed to have been issued in full satisfaction of all rights pertaining to the corresponding outstanding KBL securities and there shall be no further registration of transfers on the records of the Surviving Pubco of the KBL securities that were outstanding immediately prior to the Effective Time.

(h)           No Liability.  Notwithstanding anything to the contrary in this Article I, no party hereto shall be liable to a holder of KBL securities or PRWT Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

1.6           PRWT Recapitalization.  On or before the Closing Date, PRWT shall recapitalize so that there are eleven million, nine hundred and fifty thousand (11,950,000) shares of a single class of PRWT Common Stock issued and outstanding immediately prior to the Closing, owned by the Stockholders as set forth in Schedule 1.6 (the “Stockholder Shares”); provided, however, that the foregoing number of shares of PRWT Common Stock shall be subject to adjustment in accordance with Section 1.7, below.  No other shares of PRWT Common Stock shall be outstanding immediately prior to the Closing except as provided for in this Agreement.

1.7           Net Debt and Adjustment of Merger Shares.

(a)           The term “Net Debt” shall mean PRWT’s combined consolidated indebtedness (i.e., all indebtedness for borrowed money and capitalized leases and equivalents and other obligations evidenced by promissory notes or similar instruments, as well as cash overdrafts excluding any costs or expenses incurred by PRWT or any subsidiary thereof in initially implementing and establishing compliance with the Sarbanes-Oxley Act of 2002 or other similar rules and regulations, less PRWT’s combined consolidated cash and cash equivalents, including all short-term money market instruments and treasury bills and similar instruments.  From the date hereof through the Closing, PRWT shall service all indebtedness, payables and receivables in the ordinary course of business, consistent with past practice.

(b)           PRWT shall not incur any debt, other than in the ordinary course of business, during the period from the date three business days prior to the Closing Date and the Closing Date.

(c)           From the date hereof through the Closing Date, on or before the 5th day of each calendar month, PRWT shall deliver to KBL a written statement of PRWT’s Net Debt as of the end of the immediately preceding calendar month (“Periodic Net Debt Statement”), which shall (i) provide such detailed information as may be reasonably requested by KBL prior to such date, (ii) be derived utilizing generally accepted accounting principles, consistent with PRWT’s historical practice and (iii) be certified as being true and complete by PRWT’s Chief Executive Officer and Chief Financial Officer.

(d)           On the third business day prior to the scheduled Closing Date, PRWT shall deliver to KBL and PRWT’s auditors (“Independent Accountant”) a written statement of the estimate of PRWT’s Net Debt as of the close of business of the business day immediately prior to the delivery (“Estimated Net Debt Amount”), which shall (i) provide such detailed information as may be reasonably requested by KBL prior to such date, (ii) be derived utilizing generally accepted accounting principles, consistent with PRWT’s historical practice and (iii) be certified as being true and complete by PRWT’s Chief Executive Officer and Chief Financial Officer.

(e)           If PRWT’s Estimated Net Debt Amount is less than $45,000,000, as determined in accordance with this Agreement, the aggregate number of Stockholder Shares shall be increased (“Stockholder Shares Increase Amount”) by an amount equal to the Net Debt Surplus divided by $7.85.  “Net Debt Surplus” shall mean the amount by which $45,000,000 exceeds the Estimated Net Debt Amount.  As an example, if the Estimated Net Debt Amount is $44,000,000, the Net Debt Surplus will be $1,000,000, the Stockholder Shares Increase Amount will be $1,000,000 divided by $7.85, or 127,389 shares (and an aggregate of 12,077,389 Stockholder Shares will be issued under Section 1.6).

(f)           If PRWT’s Estimated Net Debt Amount is more than $45,000,000, as determined in accordance with this Agreement, subject to the limitations set forth in Section 1.7(i) hereof, the aggregate number of Stockholder Shares issued at Closing shall be decreased (“Stockholder Shares Decrease Amount”) by an amount equal to the Net Debt Excess divided by $7.85.  “Net Debt Excess” shall mean the amount by which the Estimated Net Debt Amount exceeds $45,000,000.  As an example, if the Estimated Net Debt Amount is $46,000,000, the Net Debt Excess will be $1,000,000, the Stockholders Shares Decrease Amount will be $1,000,000 divided by $7.85, or 127,389 shares (and an aggregate of 11,822,611 Stockholders Shares will be issued under Section 1.6).  Notwithstanding anything herein to the contrary, the Stockholder Shares Decrease Amount shall not exceed the number of Escrow Shares.

(g)            As soon as practicable after the Closing, but not later than sixty (60) days after the Closing, the Representative (as defined in Section 1.12(b)) shall use its commercially reasonable best efforts to deliver to the Committee a statement (the “Closing Net Debt Statement”) showing, in reasonable detail, the calculation of PRWT’s Net Debt as of the Closing (the “Closing Net Debt Amount”).  The Committee and PRWT shall cooperate with the Representative in connection with the preparation of the Closing Net Debt Statement.  If the Representative does not receive written notice from the Committee disputing the Closing Net Debt Statement within the fifteen (15) day period mentioned in Section 1.7(k) below, then the Closing Net Debt Statement shall become final and binding on the parties.  The costs and expenses of the preparation of the Closing Net Debt Statement shall be borne by the Surviving Pubco.

(h)           If the Closing Net Debt Amount (as finally determined, pursuant to Section 1.7(g) or (k), as applicable) is less than the Estimated Net Debt Amount, the Surviving Pubco shall issue to the Stockholders, within ten (10) days after the final determination of the Closing Net Debt Amount, shares of PRWT Common Stock equal to (x) the amount by which the Closing Net Debt Amount is less than the Estimated Net Debt Amount divided by (y) $7.85.  If the Closing Net Debt Amount is greater than the Estimated Net Debt Amount, the Surviving Pubco shall be entitled, subject to the limitations set forth in Section 1.7(i) hereof, to withdraw, within ten (10) days after the final determination of the Closing Net Debt Amount, the amount of Escrow Shares (as defined in Section 1.10) equal to (x) the amount by which the Closing Net Debt Amount exceeds the Estimated Net Debt Amount divided by (y) $7.85.  If the Closing Net Debt Amount is equal to the Estimated Net Debt Amount, there shall be no adjustment.

(i)           Notwithstanding anything herein to the contrary, any downward adjustment of shares of PRWT Common Stock to be issued to the Stockholders pursuant to either Section 1.7(f) or (h) shall serve to reduce the Escrow Shares (and not the 11,008,789 shares of PRWT Common Stock to be issued pursuant to Section 1.6 that are not subject to the escrow described in Section 1.10), and that any such reduction shall be limited to the number of Escrow Shares actually remaining in the Escrow Account.

(j)           The calculation of the Estimated Net Debt Amount and the Closing Net Debt Amount shall be made in accordance with U.S. GAAP (as defined in Section 2.7(a)) and consistent with past practice.

(k)           If the Committee disagrees with the Closing Net Debt Statement used to calculate the Closing Net Debt Amount, it shall notify the Representative of such disagreement in writing specifying in reasonable detail any and all items of disagreement (each, an “Item of Dispute”) within fifteen (15) calendar days after its receipt of the Closing Net Debt Statement.  The Representative and the Committee shall use their commercially reasonable best efforts for a period of fifteen (15) calendar days after the Committee’s delivery of such notice (or such longer period as PRWT and the Committee may mutually agree upon) to resolve any Items of Dispute raised by the Committee with respect to the Closing Net Debt Statement.  During any such period of dispute, the Committee and Representative shall have reasonable access to the working papers of the Representative’s accountants relating to the Closing Net Debt Amount.  If, at the end of such period, the Representative and the Committee do not resolve any such Item of Dispute, either the Representative or the Committee may submit the matter to a mutually acceptable independent accounting firm of recognized national standing to review the Closing Net Debt Statement and resolve any remaining Items of Dispute regarding the Closing Net Debt Amount.  In the event the Representative and the Committee cannot agree upon an accounting firm within ten (10) days after notice from a party to the other party, they shall choose an accounting firm by lot from those accounting firms of recognized national standing practicing in Pennsylvania having no material relationship to the Representative, KBL, the Committee or their respective Affiliates and having offices in locations suitable to conduct such review.  The accounting firm selected in accordance with the preceding two sentences is referred to herein as the “Accounting Firm.”  The Representative and the Committee shall request that the Accounting Firm render a determination on each Item of Dispute, solely based on whether such Item of Dispute was prepared accurately and in accordance with U.S. GAAP and consistent with past practice.  The determination by the Accounting Firm shall be final, binding and conclusive on the parties, and judgment may be entered thereon in a court of competent jurisdiction.  The Representative and the Committee shall make their respective submissions to the Accounting Firm within twenty (20) business days after selecting such firm pursuant to this Section 1.7(i).  The Representative and the Committee shall use their commercially reasonable best efforts to cause the Accounting Firm to make its determination within thirty (30) calendar days after accepting its selection.  All of the fees and expenses of the Accounting Firm shall be borne by the Surviving Pubco.

(l)           Required Withholding.  The Surviving Pubco shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any Person such amounts as are required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

1.8           Tax Consequences.  It is intended by the parties hereto that the Merger shall constitute reorganization within the meaning of Section 368 of the Code.  The parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

1.9           Taking of Necessary Action; Further Action.  If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Pubco with full right, title and possession to all assets, property, rights, privileges, powers and franchises of PRWT and KBL, the then current officers and directors of KBL, and the officers and directors of PRWT shall take all such lawful and necessary action.

1.10         General Escrow.  As the sole remedy for the indemnification obligations set forth in Article VII of this Agreement, and for downward adjustments to the Stockholder Shares required under Section 1.7, 941,211 of the Stockholder Shares (the “Escrow Shares”) shall be deposited in escrow (the “Escrow Account”), which shall be allocated among the Stockholders in the same proportion as the Stockholder Shares are allocated among them under Section 1.6, as set forth in Schedule 1.10, all in accordance with the terms and conditions of the escrow agreement to be entered into at the Closing between the Surviving Pubco, the Representative, each of the Stockholders (by power of attorney granted to the Representative appointed pursuant to Section 1.12(b)) and Continental, as escrow agent (“Escrow Agent”), in form and substance mutually and reasonably agreed to by KBL and PRWT and providing for the terms contemplated by Article VII hereof (the “Escrow Agreement”).  The Escrow Agreement shall provide that, (i) on the 30th day after the date the Surviving Pubco has filed with the SEC its Annual Report for the year ending December 31, 2009 on Form 10-K (the “First Escrow Release Date”), the Escrow Agent shall release fifty percent (50%) of the Escrow Shares, less that portion thereof applied in satisfaction of or reserved with respect to indemnification claims in connection with claims made pursuant to Section 7.1(a) of this Agreement (“Escrow Claims”) and (ii) on the 30th day after the date the Surviving Pubco has filed with the SEC its Annual Report for the year ending December 31, 2010 on Form 10-K (the “Final Escrow Release Date”), the Escrow Agent shall release all Escrow Shares then remaining in escrow, less that portion thereof applied in satisfaction of or reserved with respect to Escrow Claims.  Any Escrow Shares due to be released on the First Escrow Release Date or Final Escrow Release Date that continue to be held with respect to any unresolved Escrow Claim shall be delivered to the Stockholders in the same proportions as originally deposited into escrow, promptly upon such resolution, subject to reduction, if any, for the indemnification obligation associated with such resolved Escrow Claim.

1.11         EBITDA Share Issuance.

(a)           At Closing, an additional 8,000,000 shares of PRWT Common Stock shall be issued by PRWT to the Stockholders in the same proportion as the Stockholder Shares are allocated among them under Section 1.6 (“EBITDA Shares”).  All of the EBITDA Shares shall be deposited in escrow in accordance with the terms and conditions of the escrow agreement to be entered into at the Closing between the Surviving Pubco, the Representative, each of the  Stockholders (by power of attorney granted to the Representative) in form and substance mutually and reasonably agreed to by PRWT and KBL and providing for the terms contemplated by this Section 1.11 (the “EBITDA Shares Escrow Agreement”).  The EBITDA Shares Escrow Agreement shall provide that the Escrow Agent shall release the EBITDA Shares as follows:

(i)           If the Surviving Pubco’s EBITDA (as defined in Section 1.11(c)) for the year ending December 31, 2009 (“2009 EBITDA”) is greater than $25,000,000, as set forth in the Surviving Pubco’s audited consolidated financial statements for the year ending December 31, 2009, the Stockholders, as a group, shall be entitled to receive from escrow that number of EBITDA Shares determined by dividing the 2009 EBITDA Excess by $1.00.  “2009 EBITDA Excess” shall mean the Surviving Pubco’s actual 2009 EBITDA less $25,000,000.  As an example, if the Surviving Pubco’s 2009 EBITDA is $27,000,000, the 2009 EBITDA Excess will be $2,000,000 and the Stockholders will receive from escrow an aggregate of 2,000,000 EBITDA Shares. Notwithstanding the foregoing, the maximum number of EBITDA Shares to be released from escrow pursuant to this Section 1.11(a)(i) shall be 2,000,000 shares.

(ii)           If the Surviving Pubco’s EBITDA for the year ending December 31, 2010 (“2010 EBITDA”) is greater than $30,000,000 as set forth in the Surviving Pubco’s audited consolidated financial statements for the year ending December 31, 2010, the Stockholders, as a group, shall be entitled to receive from escrow that number of shares of PRWT Common Stock determined by dividing the 2010 EBITDA Excess by $1.00.  “2010 EBITDA Excess” shall mean the Surviving Pubco’s actual 2010 EBITDA less $30,000,000.  As an example, if the Surviving Pubco’s 2010 EBITDA is $32,000,000, the 2010 EBITDA Excess will be $2,000,000 and the Stockholders will receive from escrow an aggregate of 2,000,000 shares of PRWT Common Stock. Notwithstanding the foregoing, the maximum number of EBITDA Shares issuable under this Section 1.11(a)(ii) shall be 3,000,000 shares.

(iii)           If the Surviving Pubco’s EBITDA for the year ending December 31, 2011 (“2011 EBITDA”) is greater than $40,000,000 as set forth in the Surviving Pubco’s audited consolidated financial statements for the year ending December 31, 2011, the Stockholders, as a group, shall be entitled to receive from escrow that number of shares of PRWT Common Stock determined by dividing the 2011 EBITDA Excess by $1.00.  “2011 EBITDA Excess” shall mean the Surviving Pubco’s actual 2011 EBITDA less $40,000,000.  As an example, if the Surviving Pubco’s 2011 EBITDA is $42,500,000, the 2011 EBITDA Excess will be $2,500,000 and the Stockholders will receive from escrow an aggregate of 2,500,000 shares of PRWT Common Stock. Notwithstanding the foregoing, the maximum number of EBITDA Shares issuable under this Section 1.11(a)(iii) shall be 3,000,000 shares.

(iv)           In the event Surviving Pubco engages in (1) a merger or business combination in which it is not the survivor, (2) a transaction in which it sells all or substantially all of its assets, or (3) a similar liquidity event, which in any case results in all of the holders of PRWT Common Stock receiving consideration having a fair market value of $9.50 or more per share (as adjusted for and to equitably and appropriately reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into PRWT Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to PRWT Common Stock) then all EBITDA Shares then held in escrow in accordance with this Section 1.11 shall be released to the Stockholders no later than the consummation of such transaction.  Further, in each event of exercise of PRWT Warrants (other than any exercise that occurs upon PRWT electing to lower the exercise price from the exercise price as of the date hereof, as same may be adjusted in connection with any stock split or the aforementioned similar events), an amount of EBITDA Shares equal to the number of shares of PRWT Common Stock issued upon such warrant exercise (up to the total amount of EBITDA Shares then held in escrow) shall be released from escrow and delivered to the Stockholders, in the same proportion as the Stockholder Shares are allocated among them under Section 1.6.

(b)           Any release of EBITDA Shares from escrow shall be made as soon as practicable and in any event, no later than twenty (20) business days after the date of the event giving rise to the obligation to release such EBITDA Shares.  A party’s right to receive the EBITDA Shares from escrow shall not be subject to any right of set-off or recoupment.  The parties hereto acknowledge that the issuance of the EBITDA Shares is being done without any further consideration paid by the Stockholders, in order to provide a purchase price adjustment with respect to the PRWT Common Stock issued in the Merger by adjusting the percentage of equity issued in the Merger. Notwithstanding anything to the contrary herein, if, at anytime, following release of Surviving Pubco’s audited consolidated financial statement for the year ending December 31, 2009, no PRWT Warrants remain outstanding, any EBITDA Shares contemplated by Section 1.10(b)(i) that were not released to the Stockholders in accordance with such Section 1.10(b)(i) shall be immediately released from escrow and returned to Surviving Pubco for cancellation.  Similarly, notwithstanding anything to the contrary herein, if, at anytime, following release of Surviving Pubco’s audited consolidated financial statement for the year ending December 31, 2010, no PRWT Warrants remain outstanding, any EBITDA Shares contemplated by Section 1.10(b)(ii) that were not released to the Stockholders in accordance with such Section 1.10(b)(ii) shall be immediately released from escrow and returned to Surviving Pubco for cancellation.  After the date of release of any EBITDA Shares under Section 1.11(a)(iii) (following the release of Surviving Pubco’s audited consolidated financial statements for the year ending December 31, 2011), above, any and all EBITDA Shares then remaining in escrow shall be released from escrow and returned to the Surviving Pubco for cancellation.

(c)           “EBITDA” for purposes hereof shall consist of the Surviving Pubco’s consolidated operating earnings before interest expense, depreciation and amortization expense, taxes on income, costs and expenses (including without limitation, legal and accounting) or write-downs directly related to the Merger or subsequent acquisition or other business combinations by the Surviving Pubco (except as provided below), foreign exchange gains and losses and extraordinary items of the Surviving Pubco. The term “EBITDA” shall include all EBITDA generated by the Surviving Pubco or any subsidiary thereof from any businesses or assets acquired by any of them after the Effective Time.  Notwithstanding anything to the contrary herein, EBITDA calculations for purposes of this Agreement shall give effect to an imputed capital charge equal to 12.5% of the aggregate consideration paid by any of the Surviving Pubco, Subsidiaries thereof or their Affiliates in connection with each such acquisition or business combination (but shall not give effect to any other closing costs or upfront, one-time write-offs related to such acquisitions). EBITDA calculations also shall give effect to costs incurred or related to regulatory compliance; provided however that any costs or expenses incurred by the Surviving Pubco or any subsidiary thereof in initially implementing and establishing compliance with the Sarbanes-Oxley Act of 2002 or other similar rules and regulations shall be specifically excluded from the calculation of EBITDA.  EBITDA calculations shall not include any income from debt forgiveness or cancellation.  Notwithstanding anything herein, the income of USF shall be included in the EBITDA calculation contemplated hereby.

1.12         Committee and Representative for Purposes of Escrow Agreements.

(a)           KBL Committee.  Prior to the Closing, the Board of Directors of KBL shall appoint a committee consisting of one or more of its then members to act on behalf of he Surviving Pubco to take all necessary actions and make all decisions pursuant to the Escrow Agreement and EBITDA Shares Escrow Agreement.  In the event of a vacancy in such committee, the board of directors of KBL or, after the consummation of the Merger, the members of the board of directors of the Surviving Pubco, shall appoint as a successor a Person who was a director of KBL prior to the Closing Date or some other Person who would qualify as an “independent” director of the Surviving Pubco and who has not had any relationship with PRWT or the Stockholders prior to the Closing.  Such committee is intended to be the “Committee” referred to in Article VII hereof and the Escrow Agreement and EBITDA Shares Escrow Agreement.

(b)           Representative.  Each Stockholder, by virtue of his, her or its execution of this Agreement, hereby makes, constitutes and appoints Willie F. Johnson (the “Representative”), with full power of substitution and re-substitution, as his, her or its true and lawful attorney-in-fact to execute and deliver each of the Escrow Agreement and EBITDA Shares Escrow Agreement on behalf of the Stockholders (and to execute and deliver all other documentation required thereby) and to represent the interests of the Persons entitled to receive Stockholder Shares and EBITDA Shares as a result of the transactions contemplated hereby for purposes of this Agreement, the Escrow Agreement and EBITDA Shares Escrow Agreement.  The Representative shall be the exclusive agent for and on behalf of the Stockholders to: (i) give and receive notices and communications to or from KBL and/or the respective escrow agents under the Escrow Agreement and the EBITDA Shares Escrow Agreement relating to this Agreement, the Escrow Agreement, the EBITDA Shares Escrow Agreement or any of the transactions and other matters contemplated hereby or thereby; (ii) authorize deliveries to KBL and/or the Surviving Pubco of Escrow Shares from the escrow fund in satisfaction of claims asserted by KBL and/or the Surviving Pubco (on behalf of itself or any other KBL Indemnitee, including by not objecting to such claims); (iii) object to such claims; (iv) consent or agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to, such claims; (v) waive any condition in this Agreement, the Escrow Agreement or the EBITDA Shares Escrow Agreement on behalf of the Stockholders and (vi) take all actions necessary or appropriate in the judgment of the Representative for the accomplishment of the foregoing, in each case without having to seek or obtain the consent of any person under any circumstance.  Notwithstanding the foregoing, the Representative shall not consent or agree to or negotiate or enter into any settlement and compromise of any claim that includes any admission of guilt, criminal liability or wrong-doing by any Stockholder unless approved in writing in advance by such Stockholder.  The Representative shall be the sole and exclusive means of asserting or addressing any of the above and no Stockholder shall have any right to act on its own behalf with respect to any such matters or other matters relating to this Agreement or the transactions contemplated hereby, other than any claim or dispute against the Representative.  If the Person serving as the Representative ceases to serve in such capacity, for any reason, those members of the board of directors of the Surviving Pubco who were members of the board of directors of PRWT prior to the Closing shall appoint as successor a Person who was a former director or PRWT or such other Person as such members shall designate.  Such Person or successor is intended to be the “Representative” referred to in Article VII hereof, the Escrow Agreement and EBITDA Shares Escrow Agreement.  KBL, the Surviving Pubco and each of  their respective Affiliates shall be entitled to rely upon, and shall be fully protected in relying upon, the power and authority of the Representative without independent investigation.  No bond shall be required of the Representative.  The Representative shall receive no fees for his services but shall be entitled to reimbursement for his reasonable out-of-pocket expenses as provided below and in the Escrow Agreement and EBITDA Shares Escrow Agreement.  Notices or communications to or from the Representative shall constitute notice to or from each of the Stockholders.  KBL, the Surviving Pubco and each of their respective Affiliates shall have no liability to any of the Stockholders or any other constituencies for any acts or omissions of the Representative (including any failure to deliver amounts or shares paid to the Representative on behalf of any of the Stockholders or any other constituencies), or any acts or omissions taken or not taken by any other persons at the direction of the Representative.  Any notice or communication given or received by, and any decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of, the Representative that is within the scope of the Representative's authority under this Section 1.12(b) shall constitute a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of all Stockholders and shall be final, binding and conclusive upon each such Stockholder and the escrow agents under the Escrow Agreement and the EBITDA Shares Escrow Agreement and KBL and the Surviving Pubco shall be entitled to rely upon any such notice, communication, decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction as being a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of, each and every such Stockholder.  The Stockholders, jointly and severally, shall indemnify and hold harmless the Representative against any Losses (as defined in Section 7.1(b)) arising out of actions taken or omitted to be taken in his capacity as the Representative (except in the case of gross negligence or willful misconduct by the Representative), including the reasonable costs and expenses of investigation and defense of claims.  The Representative shall not be liable to any of Stockholders or any of their respective Affiliates for any decisions made or actions taken by the Representative in good faith and believed by him to be authorized by, or within the rights or powers conferred upon him by, this Agreement, and may consult with counsel of his own choice.

1.13         Stockholder Matters.

(a)           By his, her or its execution of this Agreement, each Stockholder, in his, her or its capacity as a stockholder of PRWT, hereby approves and adopts this Agreement and authorizes such PRWT and its directors and officers to take all actions necessary for the consummation of the Merger and the other transactions contemplated hereby pursuant to the terms of this Agreement and its exhibits.  Such execution shall be deemed to be action taken by the irrevocable written consent of each Stockholder for purposes of the relevant provisions of the Applicable Pennsylvania Laws.

(b)           Each Stockholder for himself, herself or itself only, represents and warrants as follows:

(i)           he, she or it has had both the opportunity to ask questions and receive answers from the officers and directors of KBL and all persons acting on KBL’s behalf concerning the business and operations of KBL and to obtain any additional information to the extent KBL possesses or may possess such information or can acquire it without  unreasonable effort or expense necessary to verify the accuracy of such information;

(ii)          he, she or it has had access to the KBL SEC Reports filed prior to the date of this Agreement;

(iii)         that the execution and delivery of this Agreement by such Stockholder does not, and the performance of his, her or its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity (as defined), except (1) for applicable requirements, if any, of the Securities Act of 1933, as amended (“Securities Act”), the Securities Exchange Act of 1934, as amended (“Exchange Act”), state securities laws (“Blue Sky Laws”), and the rules and regulations thereunder, and (2) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 10.2(a)) on such Stockholder or PRWT or, after the Closing, the Surviving Pubco, or prevent consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement;

(iv)         that he, she or it owns PRWT Common Stock listed on Schedule 2.3(a) as being owned by him, her or it free and clear of all Liens, except as set forth in Schedule 1.13(b)(iv).

(c)           Each Stockholder that is an entity, for itself, represents, warrants and acknowledges, with respect to each holder of its equity interests, to the same effect as the foregoing provisions of Section 1.13(b).

(d)           Each Stockholder hereby appoints the Representative as his, her or its true and lawful attorney-in-fact to execute and deliver, in his, her or its name, place and stead, in any and all capacities, any and all amendments to this Agreement and any and all other agreements, instruments and other documents as instructed in writing by a majority in interest of the holders of the outstanding PRWT Common Stock  to effectuate the transactions contemplated by this Agreement.

1.14         Mutual Release.

(a)           General Release by Stockholder.  Effective upon the consummation of the transactions contemplated hereby, in consideration of the Release Payment, which each Stockholder agrees to be adequate and just consideration, each Stockholder, for himself, herself or itself hereby releases and forever discharges, effective as of the Closing Date, PRWT, the Surviving Pubco and its shareholders, directors, officers, employees, attorneys, representatives, consultants, successors, assigns, executors, and administrators, from and against any and all actions and causes of actions, suits, debts, dues, claims, accounts, bonds, covenants, judgments, demands and liabilities and damages, whether accrued or unaccrued, asserted or unasserted, and whether known or unknown (individually and collectively a “Claim” or “Claims”) arising out of or resulting from Stockholder’s status as a holder of an equity interest in PRWT; provided, however, the foregoing shall not release (i) any obligations of KBL or Surviving Pubco set forth in this Agreement or any of the other documents executed in connection with the transactions contemplated hereby or executed following the consummation of the transactions contemplated hereby, (ii) Stockholder’s right to indemnification from PRWT or its Affiliates and/or to insurance coverage arising from Stockholder’s status as a stockholder, employee, officer or director of PRWT or its Affiliates for Claims that accrued prior to the Closing Date or (iii) any claims for accrued salaries or unreimbursed expenses incurred in the ordinary course of business.

(b)           General Release by PRWT and Surviving Pubco.  Effective upon the consummation of the transactions contemplated hereby, in consideration of the covenants of Stockholder agreed to herein, which PRWT and Surviving Pubco agree to be adequate and just consideration, intending to be legally bound, PRWT and Surviving Pubco hereby release and forever discharge, effective as of the Closing Date, each Stockholder and his, her or its heirs, executors, administrators, and affiliates, and its and their respective shareholders, directors, officers, employees, attorneys, representatives, consultants, successors, assigns, executors, and administrators, from and against any and all Claims arising out of or resulting from such Stockholder’s status as a holder of an equity interest in PRWT or with respect to matters arising from such Stockholder’s activities or relating to Stockholder, by reason of any matter, cause or thing whatsoever; provided, however, the foregoing shall not release (i) any obligations of Stockholder set forth in this Agreement or any of the other documents executed in connection with the transactions contemplated hereby or (ii) any notes payable by a Stockholder to PRWT.

(c)           Covenant Not to File Claims.  Each Stockholder promises never to file any Claims that are released in Section 1.14(a).  PRWT and Surviving Pubco promise never to file any Claims that are released in Section 1.14(b).

1.15         Shares Subject to Appraisal Rights.

(a)           Notwithstanding Section 1.5 hereof, Dissenting Shares (as defined in Section 1.15(b)) shall not be converted into a right to receive PRWT Common Stock.  The holders thereof shall be entitled only to such rights as are granted by the DGCL.  Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to the DGCL shall receive payment therefor from the Surviving Pubco in accordance with the DGCL, provided, however, that (i) if any stockholder of KBL who asserts appraisal rights in connection with the Merger (a “Dissenter”) shall have failed to establish his entitlement to such rights as provided in the DGCL, or (ii) if any such Dissenter shall have effectively withdrawn his demand for payment for such shares or waived or lost his right to payment for his shares under the appraisal rights process under the DGCL, the shares of KBL Common Stock held by such Dissenter shall be treated as if they had been converted, as of the Effective Time, into a right to receive PRWT Common Stock as provided in Section 1.5.  KBL shall give PRWT prompt notice of any demands for payment received by KBL from a person asserting appraisal rights, and PRWT shall have the right to participate in all negotiations and proceedings with respect to such demands.  KBL shall not, except with the prior written consent of PRWT, make any payment with respect to, or settle or offer to settle, any such demands.

(b)           As used herein, “Dissenting Shares” means any shares of KBL Common Stock held by stockholders of KBL who are entitled to appraisal rights under the DGCL, and who have properly exercised, perfected and not subsequently withdrawn or lost or waived their rights to demand payment with respect to those shares in accordance with the DGCL.

1.16         Outstanding PRWT Derivative Securities.  All outstanding options to purchase Company Stock set forth on Schedule 2.3 shall remain outstanding at the Effective Time, but each such option shall represent the options under the Pubco Plan (as defined) to purchase approximately that number of shares of PRWT Common Stock set forth on Schedule 2.3 at the exercise prices set forth on Schedule 2.3.

1.17         Release Payment.  In connection with the transactions contemplated hereby and upon the Closing, PRWT shall pay an aggregate of $3.5 million (the “Release Payment”) to the Stockholders, pro rata in accordance with their respective ownership of PRWT Common Stock existing prior to Closing, as set forth on Schedule 1.17.  Such payment shall be in consideration of the release set forth in Section 1.14(a).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PRWT

Subject to the exceptions set forth in Schedule 2 attached hereto (the “PRWT Schedule”), PRWT and Merger Sub each hereby represents and warrants to KBL and the Surviving Pubco as follows (as used in this Article II, and elsewhere in this Agreement, the term “PRWT” includes the Merger Sub and the other Subsidiaries, as hereinafter defined, unless the context clearly otherwise indicates):

2.1           Organization and Qualification.

(a)           PRWT is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by PRWT to be conducted.  PRWT is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by PRWT to be conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on PRWT.  Complete and correct copies of the articles of incorporation and by-laws (or other comparable governing instruments with different names) (collectively referred to herein as “Charter Documents”) of PRWT, as amended and currently in effect, have been heretofore made available to KBL or KBL’s counsel.  PRWT is not in violation of any of the provisions of its Charter Documents.

(b)           PRWT is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on PRWT.  Each jurisdiction in which PRWT is so qualified or licensed is listed in Schedule 2.1.

2.2           Subsidiaries.

(a)           PRWT has no direct or indirect subsidiaries or participations in joint ventures or other entities other than Merger Sub and those listed in Schedule 2.2 (collectively, the “Subsidiaries”).  PRWT owns all of the outstanding equity securities of Merger Sub and, except as set forth in Schedule 2.2, PRWT owns all of the outstanding equity securities of the other Subsidiaries, free and clear of all Liens (as defined in Section 10.2(e)).  Except for Merger Sub and the other Subsidiaries, PRWT does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

(b)           Merger Sub and each other Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the laws of its state of incorporation (as listed in Schedule 2.2) and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by PRWT to be conducted.  Each Subsidiary that is a limited liability company is duly organized or formed, validly existing and in good standing under the laws of its state of organization or formation (as listed in Schedule 2.2) and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by PRWT to be conducted.  Merger Sub and each other Subsidiary is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by PRWT to be conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on PRWT or such Subsidiary.  Complete and correct copies of the Charter Documents of each Subsidiary, as amended and currently in effect, have been heretofore delivered to KBL or KBL’s counsel.  No Subsidiary is in violation of any of the provisions of its Charter Documents.

(c)           Merger Sub and each other Subsidiary is duly qualified or licensed to do business as a foreign corporation or foreign limited liability company and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on PRWT or such Subsidiary.  Each jurisdiction in which each Subsidiary is so qualified or licensed is listed in Schedule 2.2.

(d)           Merger Sub does not have any assets or properties of any kind, does not now conduct and has never conducted any business, and has and will have at the Closing no obligations or liabilities of any nature whatsoever, except for such obligations as are imposed under this Agreement.

(e)           The minute books of each Subsidiary contain true, complete and accurate records of all meetings and consents in lieu of meetings of its board of directors (and any committees thereof), similar governing bodies and shareholders.  Copies of these corporate records of each Subsidiary have been heretofore made available to KBL or KBL’s counsel.

2.3           Capitalization.

(a)           As of the date of this Agreement, the authorized capital stock of PRWT consists of 120,010,000 shares of PRWT Common Stock, of which (i) 106,988,477 shares are designated as Class A Voting Common Stock, of which 84,871,477 shares are issued and outstanding as of the date of this Agreement and all of which are validly issued, fully paid and nonassessable, and (ii) 13,021,523 shares are designated as Class B Non-Voting Stock, of which no shares are issued and outstanding as of the date of this Agreement.  Schedule 2.3(a) hereto contains a list of all of the stockholders of PRWT, the number of shares of PRWT Common Stock owned by each stockholder and each stockholder’s residence address.

(b)           Except as set forth in Schedule 2.3(b) hereto, as of the date of this Agreement, no shares of PRWT Common Stock are reserved for issuance upon the exercise of outstanding options to purchase PRWT Common Stock granted to employees of PRWT or other parties (“PRWT Stock Options”).  No shares of PRWT Common Stock are reserved for issuance upon the exercise of outstanding warrants or other rights (other than PRWT Stock Options) to purchase PRWT Common Stock.   All shares of PRWT Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no commitments or agreements of any character to which PRWT is bound obligating PRWT to accelerate the vesting of any PRWT Stock Option as a result of the Merger.  All outstanding shares of PRWT Common Stock and all outstanding PRWT Stock Options have been issued and granted in compliance with (x) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (y) all requirements set forth in any applicable PRWT Contracts (as defined in Section 2.19).  PRWT has heretofore made available to KBL or KBL’s counsel true and complete copies of the forms of documents used for the issuance of PRWT Stock Options and a true and complete list of the holders thereof, including their names and the numbers of shares of PRWT Common Stock underlying such holders’ PRWT Stock Options.

(c)           Except as set forth in Schedule 2.3(c) hereto, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which PRWT is a party or by which it is bound obligating PRWT to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of PRWT or obligating PRWT to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

(d)           Except as contemplated by this Agreement and except as set forth in Schedule 2.3(c) hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which PRWT is a party or by which PRWT is bound with respect to any equity security of any class of PRWT.

(e)           No outstanding shares of PRWT Common Stock are unvested or subject to a repurchase option, risk of forfeiture or other condition under any applicable agreement with PRWT.

(f)           The authorized and outstanding capital stock of the Merger Sub is 100 shares of common stock, par value $0.0001 per share.  PRWT owns all of the outstanding equity securities of the Merger Sub, free and clear of all Liens.  There are no outstanding options, warrants or other rights to purchase securities of the Merger Sub.  The authorized and outstanding capital stock or membership interests of each other Subsidiary are set forth in Schedule 2.3(f) hereto.  Except as set forth in Schedule 2.3(f), PRWT owns all of the outstanding equity securities of each Subsidiary, free and clear of all Liens, either directly or indirectly through one or more other Subsidiaries.  There are no outstanding options, warrants or other rights to purchase securities of any Subsidiary.

2.4           Authority Relative to this Agreement.  Each of PRWT and Merger Sub has all necessary corporate power and authority to:  (i) execute and deliver this Agreement and each ancillary document that PRWT or Merger Sub is to execute or deliver pursuant to this Agreement, and (ii) carry out PRWT’s and Merger Sub’s respective obligations hereunder and thereunder and, to consummate the transactions contemplated hereby and thereby (including the Merger).  The execution and delivery of this Agreement by each of PRWT and Merger Sub and the consummation by PRWT and Merger Sub of the transactions contemplated hereby (including the Merger) have been duly and validly authorized by all necessary corporate action on the part of PRWT and Merger Sub (including the approval by their respective boards of directors and stockholders), and except as set forth on Schedule 2.4, no other corporate proceedings on the part of PRWT or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby pursuant to the PBCL and the terms and conditions of this Agreement.  This Agreement has been duly and validly executed and delivered by each of PRWT and Merger Sub and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of each of PRWT and Merger Sub, enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

2.5           No Conflict; Required Filings and Consents.  Except as set forth in Schedule 2.5 hereto:

(a)           The execution and delivery of this Agreement by each of PRWT and Merger Sub do not, and the performance of this Agreement by each of PRWT and Merger Sub shall not, (i) conflict with or violate PRWT’s or Merger Sub’s Charter Documents, (ii) conflict with or violate any Legal Requirements (as defined in Section 10.2(b)), (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair PRWT’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of PRWT pursuant to, any PRWT Contracts or (iv) result in the triggering, acceleration or increase of any payment to any Person pursuant to any PRWT Contract, including any “change in control” or similar provision of any PRWT Contract, except, with respect to clauses (ii), (iii) or (iv), for any such conflicts, violations, breaches, defaults, triggerings, accelerations, increases or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on PRWT.

(b)           The execution and delivery of this Agreement by each of PRWT and Merger Sub do not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or other third party (including, without limitation, lenders and lessors), except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act  or Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which PRWT is licensed or qualified to do business, (ii) for the filing of any notifications required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the expiration of the required waiting period thereunder, (iii) the consents, approvals, authorizations and permits described in Schedule 2.5(a), and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on PRWT or, after the Closing, the Surviving Pubco or prevent consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement.

2.6           Compliance.  PRWT has complied with and is not in violation of any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on PRWT.  PRWT is not in default or violation of any term, condition or provision of any applicable Charter Documents.  Except as set forth in Schedule 2.6, no written notice of non-compliance with any Legal Requirements has been received by PRWT (and PRWT has no knowledge of any such notice delivered to any other Person).  PRWT is not in violation of any term of any PRWT Contract, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on PRWT.

2.7           Financial Statements.

(a)           PRWT has made available to KBL true and complete copies of the audited consolidated financial statements (including any related notes thereto) of PRWT and its Subsidiaries for the fiscal years ended December 31, 2007, 2006 and 2005 (the “Audited Financial Statements”).  The Audited Financial Statements were prepared in accordance with generally accepted accounting principles of the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the financial position of PRWT and its Subsidiaries at the respective dates thereof and the results of their operations and cash flows for the periods indicated.

(b)           PRWT has made available to KBL a true and complete copy of the unaudited consolidated financial statements of PRWT and its Subsidiaries for the twelve-month period ended December 31, 2008 (including any notes related thereto) (the “Unaudited Financial Statements”).  The Unaudited Financial Statements comply as to form in all material respects, and were prepared in accordance, with U.S. GAAP applied on a consistent basis throughout the periods involved and in a manner consistent with the preparation of the Audited Financial Statements, and fairly present in all material respects the financial position of PRWT and its Subsidiaries at the date thereof and the results of their operations and cash flows for the period indicated, except that such statements are subject to normal audit adjustments that are not expected to have a Material Adverse Effect on PRWT and its Subsidiaries on a consolidated basis and such statements do not contain notes.

(c)           The books of account, minute books and transfer ledgers and other similar books and records of PRWT and its Subsidiaries have been maintained in accordance with good business practice, are complete and correct in all material respects and there have been no material transactions that are required to be set forth therein and which have not been so set forth.

(d)           Except as otherwise noted in the Audited Financial Statements or the Unaudited Financial Statements, the accounts and notes receivable of PRWT and its Subsidiaries reflected on the balance sheets included in the Audited Financial Statements and the Unaudited Financial Statements:  (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, except as such may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally, and by general equitable principles, (iii) are not subject to any valid set-off or counterclaim to which PRWT has been notified in writing except to the extent set forth in such balance sheet contained therein, and (iv) are not the subject of any actions or proceedings brought by or on behalf of PRWT or any of its Subsidiaries.

2.8           No Undisclosed Liabilities.  Except as set forth in Schedule 2.8 hereto, PRWT and its Subsidiaries have no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to financial statements that are, individually or in the aggregate, material to the business, results of operations or financial condition of PRWT and its Subsidiaries on a consolidated basis, except:  (i) liabilities provided for in or otherwise disclosed in the interim balance sheet included in the Unaudited Financial Statements or in the notes to the Audited Financial Statements, (ii) such liabilities arising in the ordinary course of PRWT’s and its Subsidiaries’ businesses since December 31, 2008 and (iii) liabilities or obligations reasonably incurred by or on behalf of PRWT in connection with this Agreement, none of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on PRWT and its Subsidiaries on a consolidated basis.

2.9           Absence of Certain Changes or Events.  Except as set forth in Schedule 2.9 hereto or in the Unaudited Financial Statements, since December 31, 2008, there has not been:  (i) any Material Adverse Effect on PRWT, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the shares of PRWT Common Stock, or any purchase, redemption or other acquisition by PRWT of any of the shares of PRWT Common Stock or any other securities or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of the shares of PRWT Common Stock, (iv) any granting by PRWT of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by PRWT of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by PRWT of any increase in severance or termination pay or any entry by PRWT into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving PRWT of the nature contemplated hereby, (v) entry by PRWT into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 2.18(a)(i) hereof) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by PRWT with respect to any Governmental Entity, (vi) any material change by PRWT in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP, (vii) any change in the auditors of PRWT, (viii) any issuance of capital stock of PRWT, (ix) any revaluation by PRWT of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of PRWT other than in the ordinary course of business, or (x) any agreement, whether written or oral, to do any of the foregoing.

2.10           Litigation.  Except as disclosed in Schedule 2.10 hereto, there are no material claims, suits, actions or proceedings pending or, to the knowledge of PRWT, threatened against PRWT before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator.

2.11           Employee Benefit Plans.

(a)           Schedule 2.11(a) lists all material employee compensation, severance, deferred compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document and including, without limitation, all “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) covering any active or former employee, director or consultant of PRWT, or any trade or business (whether or not incorporated) which is under common control with PRWT within the meaning of Section 414 of the Internal Revenue Code (“Code”) (an “ERISA Affiliate”), with respect to which PRWT has material liability (individually, a “Plan,” and, collectively, the “Plans”).  Except as set forth in Schedule 2.11(a), all Plans have been maintained and administered in all material respects in compliance with their respective terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Plans, and all liabilities with respect to the Plans have been properly reflected in the financial statements and records of PRWT.  No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or, to the knowledge of PRWT, is threatened, against or with respect to any Plan.  There are no audits, inquiries or proceedings pending or, to the knowledge of PRWT, threatened by any governmental agency with respect to any Plan.  All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. PRWT does not have any plan or commitment to establish any new Plan, to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to KBL in writing, or as required by this Agreement), or to enter into any new Plan.  Except as disclosed in Schedule 2.11(a), each Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to KBL or PRWT (other than ordinary administration expenses and expenses for benefits accrued but not yet paid)).

(b)           Except as disclosed in Schedule 2.11(b) hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any shareholder, director, officer or employee of PRWT under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

(c)           Except as disclosed on Schedule 2.11(c) none of the Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, and PRWT has not represented, promised or contracted to provide such retiree benefits to any employee, former employee, director, consultant or other person, except to the extent required by law.

(d)           None of PRWT or the Stockholders is a party to any agreement, contract or arrangement (including this Agreement) that would reasonably be likely to result, separately or in the aggregate, (i) in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code as a result of the consummation of the transactions contemplated by this Agreement involving the Surviving Pubco or (ii) in any liability pursuant to Section 409A(a)(1)(B) of the Code.

2.12         Labor Matters.

(a)           Except as set forth on Schedule 2.12:

(i)           PRWT is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by PRWT nor does PRWT know of any activities or proceedings of any labor union to organize any such employees;

(ii)          To the knowledge of PRWT, there is no activity or proceeding by any labor organization or other group seeking to represent employees or to organize any of PRWT’s employees; and

(iii)         There is no unfair labor practice, labor dispute, demand for arbitrator or arbitration proceeding pending or to the knowledge of PRWT threatened, involving any employee of PRWT.

(b)           Except as provided for in the collective bargaining agreements and labor union contracts set forth on Schedule 2.12, each employee and consultant of PRWT is terminable “at will” subject to applicable notice periods as set forth by law or in any applicable employment agreement.  PRWT is not aware that any of its officers or key employees intends to terminate his or her employment with PRWT.

(c)           PRWT is in compliance in all material respects with all applicable federal, state and local laws and regulations relating to employment.

(d)           PRWT has withheld and paid to (or is holding for payment not yet due) the appropriate Governmental Authority all amounts required by Law or agreement to be withheld from the wages or salaries due to each of the employees. PRWT has paid in full to all of the employees all wages, salaries, bonuses, benefits, commissions and other compensation due to them or otherwise arising under any Law, plan, policy, practice, program or agreement and has not unlawfully withheld any such wages, salaries, bonuses, benefits, commissions or other compensation.

2.13         Business Activities.  Except as disclosed in Schedule 2.13 hereto, to PRWT’s knowledge, there is no agreement, commitment, judgment, injunction, order or decree binding upon PRWT or its assets or to which PRWT is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of PRWT, any acquisition of property by PRWT or the conduct of business by PRWT as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on PRWT.

2.14         Title to Property.

(a)           All real property owned by PRWT and its Subsidiaries (including improvements and fixtures thereon, easements and rights of way) is shown or reflected on the balance sheet of PRWT included in the Unaudited Financial Statements. PRWT and its Subsidiaries have good, valid and marketable fee simple title to the real property owned by it, and except as set forth in the Audited Financial Statements or on Schedule 2.14(a) hereto, all such real property is held free and clear of all Liens, leases, licenses and other rights to occupy or use such real property.  Schedule 2.14(a) hereto also contains a list of all options or other contracts under which PRWT or its Subsidiaries have a right to acquire or the obligation to sell any interest in real property.

(b)           All personal property of PRWT and its Subsidiaries owned, used or held for use in connection with the business of PRWT (the “Personal Property”) is shown or reflected on the balance sheet included in the Audited Financial Statements or Unaudited Financial Statements, to the extent required by U.S. GAAP, as of the dates of such Audited Financial Statements and Unaudited Financial Statements, other than those acquired on or after the date of the Unaudited Financial Statements in the ordinary course of business.  Schedule 2.14(b) hereto contains a list of all leases of real property by PRWT and its Subsidiaries.  PRWT and its Subsidiaries have good and marketable title to the Personal Property owned by it, and all such Personal Property is in each case held free and clear of all Liens, except for Liens disclosed on Schedule 2.14(b).

(c)           All leases pursuant to which PRWT or its Subsidiaries lease from others material real property or Personal Property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of PRWT or its Subsidiaries or, to PRWT’s knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material Adverse Effect on PRWT or its Subsidiaries.

2.15         Taxes.

(a)           Definition of Taxes.  For the purposes of this Agreement, “Tax” or “Taxes” refers to any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other Person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

(b)           Tax Returns and Audits.  Except as set forth in Schedule 2.15 hereto:

(i)           PRWT has timely filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes (“Returns”) required to be filed by PRWT with any Tax authority prior to the date hereof, except such Returns that are not material to PRWT.  All such Returns are true, correct and complete in all material respects.  PRWT has paid all Taxes shown to be due and payable on such Returns.

(ii)           All Taxes that PRWT is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

(iii)           PRWT has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against PRWT, nor has PRWT executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.  PRWT has complied with all Legal Requirements with respect to payments made to third parties and the withholding of any payment of withheld Taxes and has timely withheld from employee wages and other payments and timely paid over in full to the proper taxing authorities all amounts required to be so withheld and paid over for all periods.

(iv)           To the knowledge of PRWT, no audit or other examination of any Return of PRWT by any Tax authority is presently in progress, nor has PRWT been notified of any request for such an audit or other examination.

(v)           No adjustment relating to any Returns filed by PRWT has been proposed in writing, formally or informally, by any Tax authority to PRWT or any representative thereof.

(vi)           PRWT has no liability for any unpaid Taxes which have not been accrued for or reserved on PRWT’s balance sheets included in the Audited Financial Statements or the Unaudited Financial Statements, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of PRWT in the ordinary course of business, none of which is material to the business, results of operations or financial condition of PRWT or, if any such amount is material, it has been accrued on the books and records of PRWT in accordance with U.S. GAAP.

2.16         Environmental Matters.

(a)           Except as disclosed in Schedule 2.16 hereto and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect:  (i) PRWT has complied with all applicable Environmental Laws (as defined below); (ii) the properties currently operated by PRWT (including soils, groundwater, surface water, air, buildings or other structures) are not contaminated with any Hazardous Substances (as defined below); (iii) the properties formerly owned or operated by PRWT were not contaminated with Hazardous Substances during the period of ownership or operation by PRWT or, to PRWT’s knowledge, during any prior period; (iv) PRWT is not currently subject to liability for any Hazardous Substance disposal or contamination on any third party or public property (whether above, on or below ground or in the atmosphere or water); (v) PRWT has not received any written notice, demand, letter, claim or request for information alleging that PRWT may be in violation of or liable under any Environmental Law; and (vi) PRWT is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any written indemnity or other written agreement with any third party relating to liability under any Environmental Law.

(b)           As used in this Agreement, the term “Environmental Law” means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to:  (A) the protection, investigation or restoration of the environment, health and safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; (C) the maintenance, remediation, cleanup, operation or modification of any facility now owned or operated by PRWT or previously owned or operated by PRWT or its predecessors; or (D) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

(c)           As used in this Agreement, the term “Hazardous Substance” means any substance that is:  (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

(d)           PRWT has made available to KBL or KBL’s counsel all material environmental reports completed with respect to PRWT and/or its Subsidiaries or their respective properties, assets or operations, including all Phase I assessment reports, which are in the possession of PRWT.

(e)           PRWT has no knowledge of any underground storage tanks on any of its Real Property.

(f)           Except as set forth on Schedule 2.16(f), PRWT has no knowledge of any claims relating to asbestos exposure with respect to  its employees to the extent that such exposure occurred on or after January 1, 2008 at any of its facilities.

(g)           Notwithstanding anything herein to the contrary, the representations set forth in this Section 2.16 are PRWT’s sole representations with respect to environmental matters.

2.17         Brokers; Third Party Expenses.  Except as set forth in Schedule 2.17 hereto, PRWT has not incurred, nor will it incur, directly or indirectly, any liability for brokerage, finders’ fees, agent’s commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby.

2.18         Intellectual Property.

(a)           Schedule 2.18 hereto contains a description of all material PRWT Intellectual Property (except trade secrets, proprietary information, know how, technical data, customer lists, unregistered copyrights, databases and data collections).  For the purposes of this Agreement, the following terms have the following definitions:

(i)           “Intellectual Property” shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof (“Patents”); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world (“Copyrights”); (iv) software and software programs; (v) domain names, uniform resource locators and other names and locators associated with the Internet; (vi) industrial designs and any registrations and applications therefor; (vii) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor (collectively, “Trademarks”); (viii) all databases and data collections and all rights therein; (ix) all moral and economic rights of authors and inventors, however denominated, and (x) any similar or equivalent rights to any of the foregoing (as applicable).

(ii)          “PRWT Intellectual Property” shall mean any Intellectual Property that is owned by, or exclusively licensed to, PRWT, including software and software programs developed by or exclusively licensed to PRWT (specifically excluding any off the shelf or shrink-wrap software).

(iii)         “Registered Intellectual Property” means all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any government or other legal authority.

(iv)         “PRWT Registered Intellectual Property” means all of the Registered Intellectual Property owned by, or filed in the name of, PRWT.

(v)          “PRWT Products” means all current versions of products or service offerings of PRWT.

(b)           PRWT owns or has enforceable rights to use all material Intellectual Property required for the conduct of its business as presently conducted.  Except as disclosed in Schedule 2.18 hereto, no PRWT Intellectual Property or PRWT Product is subject to any material proceeding or outstanding decree, order, judgment, contract, license, or agreement restricting in any manner the use, transfer or licensing thereof by PRWT, other than in the ordinary course of business, or which may affect the validity, use or enforceability of such PRWT Intellectual Property or PRWT Product that in any such case could reasonably be expected to have a Material Adverse Effect on PRWT.

(c)           Except as disclosed in Schedule 2.18 hereto, PRWT owns and has good and exclusive title to, or has the valid right to use, each material item of PRWT Intellectual Property owned or licensed by it free and clear of any Liens (excluding non-exclusive licenses and related restrictions granted by it in the ordinary course of business); and PRWT is the exclusive owner of all material registered Trademarks and Copyrights used in connection with the operation or conduct of the business of PRWT including the sale of any products or the provision of any services by PRWT.

(d)           To PRWT’s knowledge, the operation of the business of PRWT as such business currently is conducted, including PRWT’s use of any product, device or process, has not and does not infringe or misappropriate the Intellectual Property of any third party and PRWT has not received any written claims or threats from third parties alleging any such infringement or misappropriation.

2.19         Agreements, Contracts and Commitments.

(a)           Schedule 2.19 hereto sets forth a complete and accurate list of all Material PRWT Contracts (as hereinafter defined), specifying the parties thereto.  For purposes of this Agreement, (i) the term “PRWT Contracts” shall mean all contracts, agreements, leases, mortgages, indentures, notes, bonds, licenses, permits, franchises, purchase orders, sales orders, and other understandings, commitments and obligations of any kind, whether written or oral, to which PRWT is a party or by or to which any of the properties or assets of PRWT may be bound, subject or affected (including without limitation notes or other instruments payable to PRWT) and (ii) the term “Material PRWT Contracts” shall mean (x) each PRWT Contract (A) providing for payments (present or future) to PRWT in excess of $250,000 in the aggregate or (B) under or in respect of which PRWT presently has any liability or obligation of any nature whatsoever (absolute, contingent or otherwise) in excess of $250,000, (y) each PRWT Contract that otherwise is or may be material to the businesses, operations, assets, condition (financial or otherwise) of PRWT, and (z) the limitations of subclause (x) and subclause (y) notwithstanding, each of the following PRWT Contracts:

(i)          any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by or from PRWT and by or to any officer, director, employee, stockholder or holder of derivative securities of PRWT (“Insider”);

(ii)         any guaranty, direct or indirect, by PRWT, a Subsidiary or any Insider of PRWT of any obligation for borrowings, or otherwise, excluding endorsements made for collection in the ordinary course of business;

(iii)        any PRWT Contract of employment or management;

(iv)        any PRWT Contract (x) made other than in the ordinary course of business or (y) providing for the grant of any preferential rights to purchase or lease any asset of PRWT or (z) providing for any right (exclusive or non-exclusive) to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of PRWT;

(v)         any obligation to register any shares of the capital stock or other securities of PRWT with any Governmental Entity;

(vi)        any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

(vii)        any collective bargaining agreement with any labor union;

(viii)      any lease or similar arrangement for the use by PRWT of real property or Personal Property where the annual lease payments are greater than $100,000 (other than any lease of vehicles, office equipment or operating equipment made in the ordinary course of business);

(ix)         any PRWT Contract granting or purporting to grant, or otherwise in any way relating to, any mineral rights or any other interest (including, without limitation, a leasehold interest) in real property; and

(x)          any PRWT Contract to which any Insider of PRWT, or any entity owned or controlled by an Insider, is a party.

(b)           Each Material PRWT Contract was entered into at arms’ length and in the ordinary course, except as set forth in Schedule 2.14(b), is in full force and effect and, to PRWT’s knowledge, is valid and binding upon and enforceable against each of the parties thereto, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies.  To PRWT’s knowledge, no other party to a Material PRWT Contract is the subject of a bankruptcy or insolvency proceeding. True and complete copies of all Material PRWT Contracts (or written summaries in the case of oral Material PRWT Contracts or offers or proposals) have been heretofore made available to KBL or KBL’s counsel.

(c)           Except as set forth in Schedule 2.19, neither PRWT nor, to PRWT’s knowledge, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Material PRWT Contract, and no party to any Material PRWT Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on PRWT.  Each Material PRWT Contract that has not expired by its terms is in full force and effect.

2.20         Insurance.  Schedule 2.20 sets forth PRWT’s insurance policies and fidelity and surety bonds covering the assets, business, equipment, properties, operations, employees, officers and directors (collectively, the “Insurance Policies”) as of the date hereof.  The insurances provided by such Insurance Policies are adequate in amount and scope for PRWT’s business and operations, consistent with normal industry practices, including any insurance required to be maintained by PRWT Contracts.  Schedule 2.20 shall be updated as of the Closing Date and such update shall be delivered to KBL in connection with the Closing.

2.21         Governmental Actions/Filings.

(a)           Except as set forth in Schedule 2.21(a), PRWT has been granted and holds, and has made, all Governmental Actions/Filings (as defined below) (including, without limitation, Governmental Actions/Filings necessary to the conduct by PRWT of its business (as presently conducted and as presently proposed to be conducted) or used or held for use by PRWT, and true, complete and correct copies of which have heretofore been delivered to KBL or KBL’s counsel.  Each such Governmental Action/Filing is in full force and effect and, except as disclosed in Schedule 2.21(a) hereto, will not expire prior to December 31, 2009 (except to the extent such expiration would not reasonably be expected to have a Material Adverse Effect on PRWT) and to PRWT’s knowledge, PRWT is in substantial compliance with all of its obligations with respect thereto.  To PRWT’s knowledge, no event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings except such events which, either individually or in the aggregate, would not have a Material Adverse Effect upon PRWT.

(b)           Except as set forth in Schedule 2.21(b), no Governmental Action/Filing is necessary to be obtained, secured or made by PRWT to enable it to continue to conduct its businesses and operations and use its properties after the Closing in a manner which is consistent with current practice.

(c)           For purposes of this Agreement, the term “Governmental Action/Filing” shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority.

2.22           Interested Party Transactions.  Except as set forth in the Schedule 2.22 hereto, or expressly stated in the Audited Financial Statements, no employee, officer, director or shareholder of PRWT or a member of his or her immediate family is indebted to PRWT, nor is PRWT indebted (or committed to make loans or extend or guarantee credit) to any of such Persons, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of PRWT, and (iii) for other employee benefits made generally available to all employees.  Except as set forth in Schedule 2.22, to PRWT’s knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom PRWT is affiliated or with whom PRWT has a contractual relationship, or in any Person that competes with PRWT, except that each Insider and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with PRWT.  Except as set forth in Schedule 2.22, to the knowledge of PRWT, no Insider or any member of an Insider’s immediate family is, directly or indirectly, interested in any Material PRWT Contract with PRWT (other than such contracts as relate to any such Person’s ownership of capital stock or other securities of PRWT or such Person’s employment with PRWT).

2.23           Board and Stockholder Approval.  The board of directors of PRWT (including any required committee or subgroup thereof) has, as of the date of this Agreement, duly approved, subject to the approval of PRWT’s stockholders, this Agreement and the transactions contemplated hereby.  This Agreement and the consummation of the Merger and other transactions contemplated hereby have been duly and validly approved by the holders of the necessary outstanding PRWT Common Stock as required under the Applicable Pennsylvania Law.

2.24           Compliance with Minority Certifications.  Schedule 2.24 sets forth all federal, state and local and organizational body (including the National Minority Supplier Development Council) minority owned business certifications and registrations that have been granted to PRWT that are currently in effect (collectively, the “Minority Owned Business Certifications”).  PRWT has no knowledge of any facts or circumstances currently existing that would be likely to cause PRWT to not be in compliance with the Minority Owned Business Certifications.

2.25           Representations and Warranties Complete.  The representations and warranties of PRWT included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder (excluding any and all drafts of such documentation), are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

2.26           Survival of Representations and Warranties.  The representations and warranties of PRWT set forth in this Agreement shall survive the Closing until, and shall terminate and be of no further force or effect on, the Final Escrow Release Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF KBL

Subject to the exceptions set forth in Schedule 3 attached hereto (the “KBL Schedule”), KBL represents and warrants to, and covenants with, PRWT, Merger Sub and the Stockholders, as follows:

3.1           Organization and Qualification.

(a)           KBL is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned to be conducted.  KBL is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned to be conducted by KBL, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on KBL.  Complete and correct copies of KBL’s Charter Documents, as amended and currently in effect, have been heretofore made available to PRWT.  KBL is not in violation of any of the provisions of its Charter Documents.

(b)           KBL is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on KBL. Each jurisdiction in which KBL is so qualified or licensed is listed in Schedule 3.1.

3.2           Subsidiaries.  KBL has no direct or indirect Subsidiaries.  KBL does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

3.3           Capitalization.

(a)           As of the date of this Agreement, the authorized capital stock of KBL consists of 50,000,000 shares of KBL Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share (“KBL Preferred Stock”), of which 21,000,000 shares of KBL Common Stock are issued and outstanding and no shares of KBL Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable.  Other than the KBL Common Stock and KBL Preferred Stock, KBL has no class or series of securities authorized by its Charter Documents.

(b)           Except as set forth in Schedule 3.3(b), as of the date of this Agreement, (i) no shares of KBL Common Stock or KBL Preferred Stock are reserved for issuance upon the exercise of outstanding options to purchase KBL Common Stock or KBL Preferred Stock granted to employees of KBL or other parties (“KBL Stock Options”) and there are no outstanding KBL Stock Options; (ii) no shares of KBL Common Stock or KBL Preferred Stock are reserved for issuance upon the exercise of outstanding warrants to purchase KBL Common Stock or KBL Preferred Stock and there are no outstanding KBL Warrants; and (iii) no shares of KBL Common Stock or KBL Preferred Stock are reserved for issuance upon the conversion of the KBL Preferred Stock or any outstanding convertible notes, debentures or securities (“KBL Convertible Securities”).  All shares of KBL Common Stock and KBL Preferred Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.  All outstanding shares of KBL Common Stock and all outstanding KBL Warrants have been issued and granted in compliance with (x) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (y) all requirements set forth in any applicable KBL Contracts (as defined in Section 3.19).  KBL has heretofore delivered to PRWT true, complete and accurate copies of the KBL Warrants, including any and all documents and agreements relating thereto.

(c)           The shares of KBL Common Stock to be issued by KBL in connection with the Merger, upon issuance in accordance with the terms of this Agreement, will be duly authorized and validly issued and such shares of KBL Common Stock will be fully paid and nonassessable.

(d)           Except as set forth in Schedule 3.3(d) hereto, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which KBL is a party or by which it is bound obligating the KBL to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of KBL or obligating KBL to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

(e)           Except as set forth in Schedule 3.3(e) or as contemplated by this Agreement or the KBL SEC Reports (as defined in Section 3.7), there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings to which the KBL is a party or by which the KBL is bound with respect to any equity security of any class of the KBL.

(f)           No outstanding shares of KBL Common Stock are unvested or subject to a repurchase option, risk of forfeiture or other condition under any applicable agreement with KBL.

3.4           Authority Relative to this Agreement.  KBL has all necessary corporate power and authority to:  (i) execute and deliver this Agreement, and each ancillary document that KBL is to execute or deliver pursuant to this Agreement, and (ii) carry out KBL’s obligations hereunder and thereunder and, to consummate the transactions contemplated hereby (including the Merger).  The execution and delivery of this Agreement and the consummation by KBL of the transactions contemplated hereby (including the Merger) have been duly and validly authorized by all necessary corporate action on the part of KBL (including the approval by their respective boards of directors), and no other corporate proceedings on the part of KBL are necessary to authorize this Agreement or to consummate the transactions contemplated hereby pursuant to the DGCL and the PBCL and the terms and conditions of this Agreement, other than the KBL Stockholder Approval (as defined in Section 5.1(a)).  This Agreement has been duly and validly executed and delivered by KBL and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of KBL, enforceable against KBL in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.5           No Conflict; Required Filings and Consents.

(a)           The execution and delivery of this Agreement by KBL does not, and the performance of this Agreement by KBL shall not:  (i) conflict with or violate KBL’s Charter Documents, (ii) conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair KBL’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the properties or assets of KBL pursuant to, any KBL Contracts, except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on KBL.

(b)           The execution and delivery of this Agreement by KBL does not, and the performance of KBL’s obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which KBL is qualified to do business and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on KBL, or prevent consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement.

3.6           Compliance.  KBL has complied with, and is not in violation of, any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on KBL.  KBL is not in default or violation of any term, condition or provision of its respective Charter Documents.  No written notice of non-compliance with any Legal Requirements has been received by KBL.

3.7           SEC Filings; Financial Statements.

(a)           KBL has made available to PRWT a correct and complete copy of each report, registration statement and definitive proxy statement filed by KBL with the SEC (the “KBL SEC Reports”), which are all the forms, reports and documents required to be filed by KBL with the SEC prior to the date of this Agreement.  All KBL SEC Reports required to be filed by KBL in the twenty-four (24) month period prior to the date of this Agreement were filed in a timely manner.  As of their respective dates the KBL SEC Reports:  (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such KBL SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, KBL makes no representation or warranty whatsoever concerning any KBL SEC Report as of any time other than the date or period with respect to which it was filed.

(b)           Except as set forth in Schedule 3.7(b), each set of financial statements (including, in each case, any related notes thereto) contained in KBL SEC Reports, including each KBL SEC Report filed after the date hereof until the Closing, complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents or will fairly present in all material respects the financial position of KBL at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were, are or will be subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on KBL taken as a whole.

3.8           No Undisclosed Liabilities.  KBL has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements included in KBL SEC Reports that are, individually or in the aggregate, material to the business, results of operations or financial condition of KBL, except (i) liabilities provided for in or otherwise disclosed in KBL SEC Reports filed prior to the date hereof, and (ii) liabilities incurred since September 30, 2008 in the ordinary course of business, none of which would have a Material Adverse Effect on KBL.

3.9           Absence of Certain Changes or Events.  Except as set forth in KBL SEC Reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since September 30, 2008, there has not been:  (i) any Material Adverse Effect on KBL, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of KBL’s capital stock, or any purchase, redemption or other acquisition by KBL of any of KBL’s capital stock or any other securities of KBL or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of KBL’s capital stock, (iv) any granting by KBL of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by KBL of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by KBL of any increase in severance or termination pay or any entry by KBL into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving KBL of the nature contemplated hereby, (v) entry by KBL into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by KBL with respect to any Governmental Entity, (vi) any material change by KBL in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP, (vii) any change in the auditors of KBL, (viii) any issuance of capital stock of KBL, (ix) any revaluation by KBL of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of KBL other than in the ordinary course of business or (x) any agreement, whether written or oral, to do any of the foregoing

3.10         Litigation.  There are no claims, suits, actions or proceedings pending or to KBL’s knowledge, threatened against KBL, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator.

3.11         Employee Benefit Plans.  Except as may be contemplated by the KBL Plan (as defined in Section 5.1(a)), KBL does not maintain, and has no liability under, any Plan (as defined in Section 2.11(a) of this Agreement), and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of KBL, or (ii) result in the acceleration of the time of payment or vesting of any such benefits.  KBL is not a party to any agreement, contract or arrangement (including this Agreement) that would reasonably be likely to result, separately or in the aggregate, (i) in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code as a result of the consummation of the transactions contemplated by this Agreement or future transactions involving the Surviving Pubco or (ii) in any liability pursuant to Section 409A(a)(1)(B) of the Code.  No Plan of KBL provides for the reimbursement of excise Taxes under Section 4999 of the Code or any income Taxes under the Code.

3.12         Labor Matters.  KBL is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by KBL and KBL does not know of any activities or proceedings of any labor union to organize any such employees.

3.13        Business Activities.  Since its organization, KBL has not conducted any business activities other than activities directed toward the accomplishment of a business combination.  Except as set forth in the KBL Charter Documents, there is no agreement, commitment, judgment, injunction, order or decree binding upon KBL or to which KBL is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of KBL, any acquisition of property by KBL or the conduct of business by KBL as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have, a Material Adverse Effect on KBL.

3.14         Title to Property.  KBL does not own or lease any real property or personal property.  Except as set forth in Schedule 3.14, there are no options or other contracts under which KBL has a right or obligation to acquire or lease any interest in real property or personal property.

3.15         Taxes.  Except as set forth in Schedule 3.15 hereto:

(a)           KBL has timely filed all Returns required to be filed by KBL with any Tax authority prior to the date hereof, except such Returns which are not material to KBL.  All such Returns are true, correct and complete in all material respects.  KBL has paid all Taxes shown to be due on such Returns.

(b)           All Taxes that KBL is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

(c)           KBL has not been delinquent in the payment of any Tax that has not been accrued for in KBL’s books and records of account for the period for which such Tax relates nor is there any Tax deficiency outstanding, proposed or assessed against KBL, nor has KBL executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(d)           No audit or other examination of any Return of KBL by any Tax authority is presently in progress, nor has KBL been notified of any request for such an audit or other examination.

(e)           No adjustment relating to any Returns filed by KBL has been proposed in writing, formally or informally, by any Tax authority to KBL or any representative thereof.

(f)           KBL has no liability for any unpaid Taxes which have not been accrued for or reserved on KBL’s balance sheets included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of KBL in the ordinary course of business, none of which is material to the business, results of operations or financial condition of KBL or, if any such amount is material, it has been accrued on the books and records of KBL in accordance with U.S. GAAP.

3.16         Environmental Matters.  Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on KBL:  (i) KBL has complied with all applicable Environmental Laws; (ii) KBL is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iii) KBL has not been associated with any release or threat of release of any Hazardous Substance; (iv) KBL has not received any notice, demand, letter, claim or request for information alleging that KBL may be in violation of or liable under any Environmental Law; and (v) KBL is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

3.17         Brokers.  KBL has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agent’s commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.18         Intellectual Property.  KBL does not own, license or otherwise have any right, title or interest in any Intellectual Property or Registered Intellectual Property except non-exclusive rights to the names “KBL” and “KBL Healthcare.”

3.19         Agreements, Contracts and Commitments.

(a)           There are no contracts, agreements, leases, mortgages, indentures, notes, bonds, liens, license, permit, franchise, purchase orders, sales orders or other understandings, commitments or obligations of any kind, whether written or oral, to which KBL is a party or by or to which any of the properties or assets of KBL may be bound, subject or affected, which either (a) creates or imposes a liability greater than $50,000, or (b) may not be cancelled by KBL on less than 30 days’ or less prior notice (“KBL Contracts”).  All KBL Contracts are listed in Schedule 3.19.

(b)           Except as set forth in Schedule 3.19, each KBL Contract was entered into at arms’ length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all KBL Contracts (or written summaries in the case of oral KBL Contracts) and of all outstanding offers or proposals of KBL have been heretofore made available to PRWT or PRWT’s counsel.

(c)           Neither KBL nor, to the knowledge of KBL, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any KBL Contract, and no party to any KBL Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on KBL.  Each agreement, contract or commitment to which KBL is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on KBL.

3.20         Insurance.  Except for directors’ and officers’ liability insurance, KBL does not maintain any Insurance Policies.

3.21         Interested Party Transactions.  Except as set forth in the KBL SEC Reports filed prior to the date of this Agreement:  (a) no employee, officer, director or stockholder of KBL or a member of his or her immediate family is indebted to KBL nor is KBL indebted (or committed to make loans or extend or guarantee credit) to any of them, other than reimbursement for reasonable expenses incurred on behalf of KBL;  (b) to KBL’s knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom KBL is affiliated or with whom KBL has a material contractual relationship, or any Person that competes with KBL, except that each employee, stockholder, officer or director of KBL and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with KBL; and (c) to KBL’s knowledge, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with KBL (other than such contracts as relate to any such individual ownership of capital stock or other securities of KBL).

3.22         Indebtedness.  Except as set forth on Schedule 3.22 and as otherwise contemplated by this Agreement, KBL has no indebtedness for borrowed money.

3.23         NYSE Amex Listing.  KBL Common Stock is listed for trading on the NYSE Amex (the “NYSEA”).  Except as set forth on Schedule 3.23, there is no action or proceeding pending or, to KBL's knowledge, threatened against KBL by the NYSEA with respect to any intention by such entity to prohibit or terminate the listing of KBL Common Stock on the NYSEA.

3.24         Board Approval.  The board of directors of KBL (including any required committee or subgroup of the board of directors of KBL) has, as of the date of this Agreement, unanimously (i) declared the advisability of the Merger and approved this Agreement and the transactions contemplated hereby, (ii) determined that the Merger is in the best interests of the stockholders of KBL and (iii) determined that the fair market value of PRWT is equal to at least 80% of the balance in the Trust Fund (as defined in Section 3.25) not including deferred underwriting discounts and commissions.

3.25         Trust Fund.  As of the date hereof and at the Closing Date, KBL has and will have no less than $135,000,000 invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment PRWT Act of 1940 in a trust account administered by Continental (the “Trust Fund”); provided that a portion of the Trust Fund shall be utilized in accordance with Section 5.19.

3.26         Governmental Filings.  Except as set forth in Schedule 3.26, KBL has been granted and holds, and has made, all Governmental Actions/Filings necessary to the conduct by KBL of its business (as presently conducted) or used or held for use by KBL, and true, complete and correct copies of which have heretofore been delivered to PRWT or its counsel.  Each such Governmental Action/Filing is in full force and effect and, except as disclosed in Schedule 3.26, will not expire prior to December 31, 2009, and KBL is in compliance with all of its obligations with respect thereto.  No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings except such events which, either individually or in the aggregate, would not have a Material Adverse Effect upon KBL.

3.27           Representations and Warranties Complete.  The representations and warranties of KBL included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

3.28           Survival of Representations and Warranties.  The representations and warranties of KBL set forth in this Agreement shall survive until and terminate at the Closing.

ARTICLE IV

CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1           Conduct of Business by PRWT and KBL.  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of PRWT, Merger Sub and KBL shall, except to the extent that the other party shall otherwise consent in writing or as contemplated by this Agreement or as set forth in Schedule 4.1, carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations (except where noncompliance would not be reasonably expected to have a Material Adverse Effect), pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable best efforts  consistent with past practices and policies to (i) preserve substantially intact its present business organization, (ii) keep available the services of its present key officers and key employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings.  In addition, except as required or permitted by the terms of this Agreement and except as set forth in Schedule 4.1, without the prior written consent of the other party, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of PRWT, Merger Sub and KBL shall not do any of the following:

(a)           Waive any stock repurchase rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

(b)           Grant any severance or termination pay to (i) any officer or (ii) any employee, except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

(c)           Transfer or license to any person or otherwise extend, amend or modify any material rights to any Intellectual Property of PRWT or KBL, as applicable, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices provided that in no event shall PRWT or KBL license on an exclusive basis or sell any Intellectual Property of PRWT, or KBL as applicable;

(d)           Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock; provided, however, that in connection with enhancing the likelihood of (a) approval of the transactions contemplated hereby by the holders of KBL Common Stock, (b) compliance with Section 5.22 and (c) compliance with the Stockholder ownership requirements described in Section 6.1(d), KBL shall be entitled to declare a dividend prior to consummation of the merger payable on shares of KBL Common Stock to be outstanding immediately after consummation of the Merger; and provided, further, that (1) any such dividend shall not eliminate the obligation of KBL to deliver at least $25 million of proceeds from trust at closing (net of the aggregate amount of any such dividend described in this Section 4.1(d) that is payable by PRWT on behalf of KBL following the consummation of the Merger), (2) any such dividend shall be lawful under applicable law and (3) PRWT shall, to the extent necessary, cause the payment of such dividend to be made on behalf of KBL; and, provided further that, in connection with the preceding clause, each of the Stockholders hereby waives any claim to such dividend and that it shall be a condition to the declaration of any such dividend that the holders of KBL Common Stock set forth on Schedule 4.2(d) shall execute and deliver a similar waiver (“KBL Insider Waiver”);

(e)           With respect to PRWT, purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock or other equity securities or ownership interests of PRWT;

(f)           Except as contemplated by this Agreement,  issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or ownership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or other ownership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares, equity securities or other ownership interests or convertible or exchangeable securities;

(g)           Amend its Charter Documents;

(h)           Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of KBL or PRWT, as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party’s ability to compete or to offer or sell any products or services.  For purposes of this paragraph, “material” includes the requirement that, as a result of such transaction, financial statements of the acquired, merged or consolidated entity be included in the Proxy Statement/Prospectus;

(i)           Sell, lease, license, encumber or otherwise dispose of any properties or assets, except (A) sales of inventory in the ordinary course of business consistent with past practice, and (B) the sale, lease or disposition (other than through licensing) of property or assets that are not material, individually or in the aggregate, to the business of such party;

(j)           Except with respect to (i) KBL, as permitted pursuant to Section 5.18,  (ii) advances under the Company’s current credit facilities or (iii) PRWT indebtedness to the USDA and the Machinery Loan Equipment Fund (“MELF”) (provided that indebtedness relating to USDA and MELF shall be included in the calculation of Net Debt), incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person or Persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of KBL or the Company, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

(k)           Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices or to conform to the requirements of any applicable law;

(l)           Pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the most recent financial statements included in the KBL SEC Reports filed prior to the date of this Agreement or PRWT’s Unaudited Financial Statements, as applicable, or incurred since the date of such financial statements, or waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which PRWT is a party or of which PRWT is a beneficiary or to which KBL is a party or of which KBL is a beneficiary, as applicable;

(m)           Except in the ordinary course of business consistent with past practices, modify, amend or terminate any Material PRWT Contract or KBL Contract, as applicable, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

(n)           Except as required by U.S. GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

(o)           Except in the ordinary course of business consistent with past practices, incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $100,000 in any 12-month period;

(p)           Settle any litigation where the consideration given is other than monetary or to which an Insider is a party;

(q)           Make or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for Tax purposes or prepare or file any Return in a manner inconsistent with past practice;

(r)           Form or establish any subsidiary except in the ordinary course of business consistent with prior practice or as contemplated by this Agreement;

(s)           Permit any Person to exercise any of its discretionary rights under  any Plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans;

(t)           Make capital expenditures except in accordance with prudent business and operational practices consistent with past practices;

(u)           Make or omit to take any action which would be reasonably expected to have a Material Adverse Effect;

(v)           Enter into any transaction with or distribute or advance any assets or property to any of its officers, directors, partners, stockholders, managers, members or other Affiliates other than the payment of salary and benefits and tax distributions in the ordinary course of business consistent with past practices;  or

(w)           Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 4.1 (a) through (v) above.

4.2           Minority PRWT Status; Purchases of KBL Common Stock and Warrants.  Notwithstanding anything to the contrary contained in this Agreement, from and after the date of this Agreement until the Closing, KBL, PRWT and the Stockholders shall take all necessary actions to ensure that PRWT remains in compliance in all respects with the Minority Owned Business Certifications.  Notwithstanding anything to the contrary in this Agreement, for purposes of the foregoing and achieving necessary approval of the Merger and related transactions by the stockholders of KBL, KBL may, and shall be permitted to, seek, negotiate and enter into arrangements for the purchase, redemption, tender or assignment of currently outstanding shares of KBL Common Stock and/or Warrants or similar or related arrangements that would be consummated at, prior to or immediately following Closing and which may utilize a portion of the funds released from the Trust Fund; provided, however, that any of the foregoing shall not result in Merger Sub receiving aggregate net distributions from the Trust Fund at Closing of less than $25,000,000 (giving effect to the use of Trust Fund proceeds for any such transactions and all other purposes contemplated by Section 5.19, below).

4.3           Exclusivity.

(a)           PRWT and each Stockholder shall not, and PRWT and each Stockholder shall cause PRWT’s officers, directors, employees, representatives and agents, as applicable, not to, directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any person or entity (other than the KBL) concerning any Merger Transaction or (ii) take any other action intended or designed to facilitate the efforts of any person or entity (other than KBL) relating to a possible Merger Transaction.  For purposes of this Agreement, the term “Merger Transaction” shall mean any of the following involving PRWT or any Subsidiary of PRWT: (i) any merger, consolidation, share exchange, business combination or other similar transaction; or (ii) any sale, lease, exchange, transfer or other disposition of any of the assets of PRWT or Subsidiaries (other than in the normal course of business consistent with past practice) or any shares of the capital stock of PRWT or any Subsidiary in a single transaction or series of transactions.

(b)           In the event that there is an unsolicited proposal for or an unsolicited indication of a serious interest in entering into, an Merger Transaction, communicated to PRWT, any Stockholder or any of PRWT’s officers, directors or employees or any of their representatives or agents, such party shall immediately (and in no less than 48 hours) give written notice of same to the KBL.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1           Registration Statement; Special Meeting.

(a)           As soon as is reasonably practicable after receipt by KBL from PRWT and the Stockholders of all financial and other information relating to PRWT and the Stockholders as KBL may reasonably request for its preparation, KBL and PRWT shall prepare and file with the SEC under the Securities Act, and with all other applicable regulatory bodies, a joint registration statement on Form S-4 and/or such other applicable form (the “Registration Statement”) under which both PRWT and KBL shall be registrants, with respect to the PRWT securities to be issued to the holders of KBL securities, which shall include proxy materials for the purpose of soliciting proxies from holders of KBL Common Stock to vote, at a meeting of the holders of KBL Common Stock to be called for such purpose (the “Special Meeting”), in favor of, among other things, (i) the adoption of this Agreement and the approval of the Merger (“KBL Stockholder Approval”), (ii) the adoption of an Incentive Equity Plan (the “Pubco Plan”), (iii) the adoption of the amended and restated PRWT Articles of Incorporation and (iv) an adjournment proposal, if necessary.  The Pubco Plan shall provide that an aggregate of no less than 2,500,000 shares of PRWT Common Stock shall be reserved for issuance pursuant to the Pubco Plan.  Such proxy materials shall be in the form of a proxy statement/prospectus to be used for the purposes of (1) soliciting proxies from holders of KBL Common Stock for the matters to be acted upon at the Special Meeting and (2) issuing PRWT Common Stock, PRWT Warrants and PRWT Units to the holders of the KBL securities upon conversion of same in connection with the Merger (the “Proxy Statement/Prospectus”). PRWT and its counsel shall be given an opportunity to review, comment on and approve (such approval not to be unreasonably withheld or delayed) the Pubco Plan and the Registration Statement prior to its filing with the SEC.  KBL, with the assistance of PRWT, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use commercially reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable.  Each of KBL and PRWT shall also take any and all actions required to satisfy the requirements of the Securities Act and the Exchange Act.  Prior to the Closing Date, PRWT and KBL shall cause the shares of PRWT Common Stock, PRWT Warrants and PRWT Units to be issued to the holders of KBL securities under this Agreement to be registered or qualified under all applicable Blue Sky Laws of each of the states and territories of the United States in which it is believed, based on information furnished by KBL that holders of KBL securities reside and to take any other such actions that may be necessary to enable the PRWT securities be issued pursuant to the Merger and the terms of this Agreement in each such jurisdiction. Filing fees with respect to the Registration Statement and blue sky filings shall be paid by KBL and PRWT in equal amounts.

(b)           As soon as reasonably practicable following the declaration of effectiveness of the Registration Statement by the SEC, KBL shall distribute the Proxy Statement/Prospectus to the holders of KBL Common Stock and, pursuant thereto, shall call the Special Meeting in accordance with the DGCL and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the Merger and the other matters presented to the stockholders of KBL for approval or adoption at the Special Meeting, including, without limitation, the matters described in Section 5.1(a).

(c)           KBL shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the DGCL in the preparation, filing and distribution of the Proxy Statement/Prospectus, the solicitation of proxies thereunder, and the calling and holding of the Special Meeting. Without limiting the foregoing, KBL shall ensure that the Proxy Statement/Prospectus does not, as of the date on which it is first distributed to holders of KBL Common Stock, and as of the date of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that KBL shall not be responsible for the accuracy or completeness of any information relating to PRWT or the Stockholders any other information furnished by PRWT or the Stockholders for inclusion in the Proxy Statement/Prospectus).  PRWT represents and warrants that the information relating to PRWT supplied by PRWT and the Stockholders for inclusion in the Proxy Statement/Prospectus will not as of the date on which the Proxy Statement/Prospectus (or any amendment or supplement thereto) is first distributed to holders of KBL Common Stock or at the time of the Special Meeting contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

(d)           KBL, acting through its board of directors, shall include in the Proxy Statement/Prospectus the recommendation of its board of directors that the holders of KBL Common Stock vote in favor of the adoption of this Agreement and the approval of the Merger, and shall otherwise use commercially reasonable best efforts to obtain the KBL Stockholder Approval.

(e)           As soon as practicable after the date of this Agreement, PRWT shall file a registration statement on Form 8-A to register the PRWT Common Stock, PRWT Warrants and PRWT Units under the Exchange Act.

5.2           Directors and Officers of the Surviving Pubco After Merger.  The Parties shall take all necessary action so that the persons listed in Schedule 5.2 are elected to the positions of officers and directors of the Surviving Pubco, as set forth therein, to serve in such positions effective immediately after the Closing. If any Person listed in Schedule 5.2 is unable to serve, the party appointing such Person shall designate a successor; provided that, if such designation is to be made after the Closing, any successor to a Person designated by KBL shall be made by the Person serving in the capacity of Chairman of KBL immediately prior to the Closing.  Further, the parties shall take all necessary actions to ensure that the composition of the board of directors meets all minority certification requirements.

5.3           HSR Act.  If required pursuant to the HSR Act, as promptly as practicable after the date of this Agreement, KBL and PRWT shall each prepare and file the notifications and any other information required of it thereunder in connection with the transactions contemplated by this Agreement and shall promptly and in good faith respond to all information requested of it by the Federal Trade Commission and Department of Justice in connection with such notifications in accordance with all applicable requirements of all Governmental Entities.  KBL and PRWT shall cooperate in good faith with each other and such Governmental Entities.  KBL and PRWT shall (a) promptly inform the other of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Entity regarding the transactions contemplated by this Agreement, (b) give the other prompt notice of the commencement of any action, suit, litigation, arbitration, proceeding or investigation by or before any Governmental Entity with respect to such transactions, (c) request an early termination of the waiting period under the HSR Act and (d) keep the other reasonably informed as to the status of any such action, suit, litigation, arbitration, proceeding or investigation.  Filing fees with respect to the notifications required under the HSR Act shall be shared equally by KBL and PRWT.

5.4           Other Actions.

(a)           As promptly as practicable after execution of this Agreement, KBL shall prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement (“Signing Form 8-K”), which PRWT shall review, comment upon and approve (which approval shall not be unreasonably withheld or delayed) prior to filing.  Any language included in the Signing Form 8-K that reflects PRWT’s comments, as well as any text as to which PRWT has approved, may henceforth be used by KBL in other filings made by it with the SEC and in other documents distributed by KBL in connection with the transactions contemplated by this Agreement without further review or consent of PRWT.  Promptly after the execution of this Agreement, KBL and PRWT shall also mutually agree on and issue a press release announcing the execution of this Agreement (the “Signing Press Release”).

(b)           At least five (5) days prior to Closing, KBL shall prepare a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by PRWT and its accountant, and such other information that may be required to be disclosed with respect to the Merger in any report or form to be filed with the SEC (“Closing Form 8-K”), which PRWT shall review, comment upon and approve (which approval shall not be unreasonably withheld or delayed) prior to filing.  Prior to Closing, KBL and PRWT shall mutually agree on and issue a press release announcing the consummation of the Merger hereunder (“Closing Press Release”).  Concurrently with the Closing, the Surviving Pubco shall distribute the Closing Press Release.  Concurrently with the Closing, or as soon as practicable thereafter, the Surviving Pubco shall file the Closing Form 8-K with the Commission.

(c)           PRWT and KBL shall further cooperate with each other and use their respective commercially reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable laws to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity.  This obligation shall include, on the part of KBL, sending to Continental a termination letter with respect to the Investment Management Trust Agreement by and between KBL and Continental.

5.5           Required Information.  In connection with the preparation of the Signing Form 8-K, the Signing Press Release, the Proxy Statement/Prospectus,  the Closing Form 8-K and the Closing Press Release, or any other statement, filing notice or application made by or on behalf of KBL and/or PRWT to any Government Entity or other third party in connection with the Merger and the other transactions contemplated hereby, and for such other reasonable purposes, PRWT and KBL each shall, upon request by the other, furnish the other with all information concerning themselves, their respective directors, officers, managers, members and stockholders (including the directors of KBL and PRWT to be elected effective as of the Closing pursuant to Section 5.2 hereof) and such other matters as may be reasonably necessary or advisable in connection with the Merger, or any other statement, filing, notice or application made by or on behalf of PRWT and KBL to any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated hereby.  Each party warrants and represents to the other party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

5.6           Confidentiality; Access to Information.

(a)           Confidentiality.  Any confidentiality agreement previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement.  Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement.  Such confidentiality obligations will not apply to (i) disclosure by a party to its financial advisors, accountants, counsel and other representatives; (ii) information which was known to a party or its respective agents prior to receipt from the other party; (iii) information which is or becomes generally known other than by breach of the covenants set forth in this Section 5.6; (iv) information acquired by a party or its respective agents from a third party who was not bound to an obligation of confidentiality; and (v) disclosure required by law.   In the event this Agreement is terminated as provided in Article VIII hereof, each party (x) will destroy or return or cause to be destroyed or returned to the other all documents and other material obtained from the other in connection with the Merger contemplated hereby, and (y) will use its reasonable best efforts to delete from its computer systems all documents and other material obtained from the other in connection with the Merger contemplated hereby.

(b)           Access to Information.

(i)           PRWT will afford KBL and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and key personnel of PRWT during the period prior to the Closing, and subject to any applicable confidentiality agreements with third parties (the existence and scope of which of which have been disclosed to KBL), to obtain all information concerning the business, including the status of business development efforts, properties, results of operations and personnel of PRWT as KBL may reasonably request.  No information or knowledge obtained by KBL in any investigation pursuant to this Section 5.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

(ii)           KBL will afford PRWT and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of KBL during the period prior to the Closing, and subject to any applicable confidentiality agreements with third parties (the existence and scope of which have been disclosed to PRWT), to obtain all information concerning the business, including properties, results of operations and personnel of KBL, as PRWT may reasonably request.  No information or knowledge obtained by PRWT in any investigation pursuant to this Section 5.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

5.7           Public Disclosure.  From the date of this Agreement until Closing or termination of this Agreement, the parties shall cooperate in good faith to jointly prepare and mutually agree upon all press releases and public announcements pertaining to this Agreement and the transactions governed by it, and no party shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transaction without the prior consent of KBL (in the case of PRWT) or PRWT (in the case of KBL), except as provided by Section 5.4 or as required by any legal requirement or by the rules and regulations of, or pursuant to any agreement of, a stock exchange or trading system.  Each party will not unreasonably withhold approval from the others with respect to any press release or public announcement.  If any party determines with the advice of counsel that it is required to make this Agreement or any terms of the transaction public or otherwise issue a press release or make public disclosure with respect thereto, it shall, at a reasonable time before making any public disclosure, consult with the other party regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other party and disclose only such information as is legally compelled to be disclosed.  This provision will not apply to communications by any party to its counsel, accountants, investors, and other professional advisors.

5.8           Commercially Reasonable Best Efforts.  Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable best efforts to accomplish the following:  (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, including the consents referred to in Schedule 2.5 of PRWT Schedule, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.  In connection with and without limiting the foregoing, KBL and its board of directors, and PRWT and its board of directors, shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use its commercially reasonable best efforts to enable the Merger and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement.  Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require KBL or PRWT to agree to any divestiture by itself or any of its Affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

5.9           Sale Restrictions.  No public market sales of shares of PRWT Common Stock issued as a result of the Merger shall be made by any Person listed on Schedule 5.9 hereto during the period prescribed by and as otherwise permitted pursuant by the lock-up agreements (in the form of Exhibit C hereto) executed by such Persons in connection with this Agreement (the “Lock-Up Agreements”).

5.10         No Securities Transactions.  Neither PRWT or the Stockholders nor any of their respective affiliates, directly or indirectly, shall engage in any transactions involving the securities of KBL prior to the time of the making of a public announcement of the transactions contemplated by this Agreement.  PRWT shall use its commercially reasonable best efforts to require each of its officers, directors, employees, agents, advisors, contractors, associates, clients, customers and representatives, to comply with the foregoing requirement.

5.11         No Claim Against Trust Fund.  Notwithstanding anything else in this Agreement, PRWT and each Stockholder acknowledges that it has read KBL’s final prospectus dated July 19, 2007 and understands that KBL has established the Trust Fund for the benefit of KBL’s public stockholders and that KBL may disburse monies from the Trust Fund only (a) to KBL’s public stockholders in the event they elect to convert their shares into cash in accordance with KBL’s Charter Documents and/or the liquidation of KBL or (b) to KBL after, or concurrently with, the consummation of a business combination.  PRWT and each Stockholder further acknowledge that, if the transactions contemplated by this Agreement, or, upon termination of this Agreement, another business combination, are not consummated by July 19, 2009, KBL will be obligated to return to its stockholders the amounts being held in the Trust Fund.  Accordingly, PRWT, for itself and its subsidiaries, affiliated entities, directors, officers, employees, stockholders, representatives, advisors and all other associates and affiliates, and each Stockholder, for his, her or itself, hereby waive all rights, title, interest or claim of any kind against KBL to collect from the Trust Fund any monies that may be owed to them by KBL for any reason whatsoever, including but not limited to a breach of this Agreement by KBL or any negotiations, agreements or understandings with KBL (whether in the past, present or future), and will not seek recourse against the Trust Fund at any time for any reason whatsoever.  The foregoing waiver shall not apply if both (a) KBL wrongfully fails or refuses to consummate the transactions contemplated by this Agreement or PRWT terminates this Agreement pursuant to Section 8.1(d), and (b) KBL consummates a merger or other business combination with another entity.  This paragraph will survive this Agreement and will not expire and will not be altered in any way without the express written consent of the Committee, KBL, PRWT and each Stockholder.

5.12         Disclosure of Certain Matters.  Each of KBL and PRWT will provide the other with prompt written notice of any event, development or condition that (a) would cause any of such party’s representations and warranties to become untrue or misleading or which may affect its ability to consummate the transactions contemplated by this Agreement, (b) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (c) gives such party any reason to believe that any of the conditions set forth in Article VI will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of PRWT, or (e) would require any amendment or supplement to the Proxy Statement/Prospectus.  The parties shall have the obligation to supplement or amend PRWT Schedules and KBL Schedules (the “Disclosure Schedules”) being delivered concurrently with the execution of this Agreement with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules. The obligations of the parties to amend or supplement the Disclosure Schedules being delivered herewith shall terminate on the Closing Date.  Notwithstanding any such amendment or supplementation, for purposes of Sections 6.2(a), 6.3(a), 7.1(a)(i), 8.1(d) and 8.1(e), the representations and warranties of the parties shall be made with reference to the Disclosure Schedules as they exist at the time of execution of this Agreement, subject to such anticipated changes as are set forth in Schedule 4.1 or otherwise expressly contemplated by this Agreement or that are set forth in the Disclosure Schedules as they exist on the date of this Agreement.

5.13         Securities Listing.  KBL and PRWT shall use commercially reasonable best efforts to obtain listing for trading of the PRWT Common Stock, PRWT Warrants and PRWT Units on the NYSEA, the NYSE or the Nasdaq Stock Market.

5.14         Charter Protections; Directors’ and Officers’ Liability Insurance.

(a)           All rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of the current directors and officers of KBL as provided in the Charter Documents of KBL or in any indemnification agreements shall survive the Merger and shall continue in full force and effect in accordance with their terms.

(b)           For a period of six (6) years after the Closing Date, the Surviving Pubco shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by KBL and PRWT, respectively (or policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous), with respect to claims arising from facts and events that occurred prior to the Closing Date.

(c)           If the Surviving Pubco or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Surviving Pubco assume the obligations set forth in this Section 5.14.

(d)           The provisions of this Section 5.14 are intended to be for the benefit of, and shall be enforceable by, each Person who will have been a director or officer of KBL for all periods ending on or before the Closing Date and may not be changed without the consent of Committee.

5.15        Insider Loans; Equity Ownership in Subsidiaries.  PRWT shall use its commercially reasonable best efforts to cause each Insider of PRWT or its Subsidiaries to, at or prior to Closing (i) repay to PRWT any loan by PRWT to such Person and any other amount owed by such Person to PRWT; (ii) cause any guaranty or similar arrangement pursuant to which PRWT has guaranteed the payment or performance of any obligations of such Person to a third party to be terminated; and (iii) cease to own any direct equity interests in any Subsidiary of PRWT or in any other Person that utilizes the name “PRWT” or any other names comprising the Intellectual Property or any derivative thereof; provided, however, that following Closing, Thomas A. Leonard, James Dobrowolski and Ernest Argesto shall continue to own a direct interest in US Facilities, Inc.

5.16        Certain Financial Information.  Within fifteen (15) business days after the end of each month between the date hereof and the earlier of the Closing Date and the date on which this Agreement is terminated, PRWT shall deliver to KBL unaudited consolidated financial statements of PRWT for such month, including a balance sheet, statement of operations, statement of cash flows and statement of shareholders’ equity, that are certified as true and complete by the Chief Executive Officer and Chief Financial Officer of PRWT, prepared in accordance with U.S. GAAP applied on a consistent basis to prior periods (except as may be indicated in the notes thereto) and fairly presenting in all material respects the financial position of PRWT at the date thereof and the results of its operations and cash flows for the period indicated, except that such statements need not contain notes and may be subject to normal adjustments that are not expected to have a Material Adverse Effect on PRWT.

5.17        Access to Financial Information.  PRWT will, and will cause its auditors to (a) continue to provide KBL and its advisors access to all of PRWT’s financial information used in the preparation of its Audited Financial Statements and Unaudited Financial Statements and the financial information furnished pursuant to Section 5.16 hereof and (b) cooperate fully with any reviews performed by KBL or its advisors of any such financial statements or information.

5.18        KBL Borrowings; Indebtedness.  Through the Closing, KBL shall be allowed to borrow funds from its directors, officers and/or stockholders to meet its reasonable capital requirements, with any such loans to be made only as reasonably required by the operation of KBL in due course on a non-interest bearing basis and repayable at Closing from the Trust Fund.  Any indebtedness of KBL existing immediately prior to the Closing Shall be paid in full immediately upon the release of funds from the Trust Fund.

5.19        Trust Fund Disbursement.  KBL shall cause the Trust Fund to be disbursed to the Surviving Pubco and as otherwise contemplated by this Agreement immediately upon the Closing.  All liabilities and obligations of KBL due and owing or incurred at or prior to the Effective Time shall be paid as and when due, including all amounts payable (i) to stockholders who elect to have their shares converted to cash in accordance with the provisions of KBL’s Charter Documents, (ii) all amounts payable in connection with any of the arrangements or transactions contemplated by Section 4.2 (including all costs and expenses in connection therewith), (iii) as deferred underwriters’ compensation in connection with KBL’s initial public offering, (iv) as the Release Payment, (v) for income tax or other tax obligations of KBL prior to Closing, (vi) as repayment of loans and reimbursement of expenses to directors, officers and founding stockholders of KBL, and (vii) to third parties (e.g., professionals, printers, etc.) who have rendered services to KBL in connection with its operations and efforts to effect a business combination, including the Merger; provided, however, that not less than $25,000,000 of the monies in the Trust Fund shall, as a result of the Merger, become an asset of Merger Sub (for the benefit of Surviving Pubco for working capital purposes) at the Effective Time, after payment of all such aforementioned liabilities and obligations.

5.20        Employment Agreements.  As soon as practicable following execution of this Agreement, KBL and PRWT shall proceed diligently and in good faith in identifying management personnel with whom PRWT shall enter into employment agreements (“Employment Agreements”).  KBL and PRWT shall agree upon and deliver the proposed terms of such Employment Agreements to the designated employees in good faith by March 31, 2009.  KBL and PRWT shall proceed diligently and in good faith to finalize such Employment Agreements prior to or on the Closing Date and use their commercially reasonable best efforts to negotiate same with such employees and have such employees accept and execute same effective upon the Closing.

5.21        Lock-Up Agreements.  Concurrently with the execution of this Agreement, each of the Persons listed on Schedule 5.9 are executing the Lock-Up Agreements.

5.22        Minority PRWT Status.  Notwithstanding anything to the contrary contained in this Agreement, from and after the Closing and for a period of six years following the Closing, the Surviving Pubco shall take all necessary actions to ensure that the equity ownership and operational control of PRWT complies in all respects with the Minority Owned Business Certifications.

5.23        KBL Insider Waiver. In the event the parties undertake to proceed with any dividend of the type permitted by Section 4.1(d), each of the Persons listed on Schedule 4.1(d) is shall, prior to declaration of such dividend, execute the KBL Insider Waiver as contemplated by Section 4.1(d) and in form and substance mutually and reasonably satisfactory to PRWT and KBL.

5.24        Certain Actions with Respect to KBL Securities.  It is agreed that, notwithstanding anything to the contrary contained in this Agreement, KBL and its affiliates (and PRWT and its affiliates) shall be permitted to, and shall use their best commercially reasonable efforts to negotiate and execute agreements related to the repurchase and redemption of, and other similar actions relating to, KBL and/or PRWT securities, including common stock and warrants, for the purposes of (a) enhancing the likelihood of approval of the transactions contemplated hereby by the holders of KBL Common Stock, (b) compliance with Section 5.22 and (c) compliance with the Stockholder ownership requirements described in Section 6.1(d); provided, however, that nothing in this Section 5.24 shall be deemed to limit the obligation to deliver at least $25 million to PRWT at Closing as described in Section 5.19.

5.25        Cashless Exercise of Warrants.  It is agreed that in connection with any redemption or call of the PRWT Warrants following closing of the Merger the holders thereof shall be offered the ability to exercise such warrants on a “cashless” basis.

ARTICLE VI

CONDITIONS TO THE TRANSACTION

6.1          Conditions to Obligations of Each Party to Effect the Merger.  The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a)           Stockholder Approval.  The KBL Stockholder Approval and the KBL Plan shall have been duly approved and adopted by the stockholders of KBL by the requisite vote under the laws of the State of Delaware.

(b)           KBL Common Stock.  Holders of thirty percent (30%) or more of the shares of KBL Common Stock issued in KBL’s initial public offering of securities and outstanding immediately before the Closing shall not have exercised their rights to convert their shares into a pro rata share of the Trust Fund in accordance with KBL’s Charter Documents.

(c)           HSR Act; No Order.  All specified waiting periods under the HSR Act shall have expired, and no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger, substantially on the terms contemplated by this Agreement.

(d)           Ownership by the Stockholders.  The number of shares of PRWT Common Stock owned by the Stockholders immediately after the Merger and after giving effect to the recapitalization in Section 1.6, the conversion of KBL Common Stock into PRWT Common Stock as provided by Section 1.5 and any actions taken under Section 4.2 shall constitute no less than 58% of all of the then issued and outstanding shares of PRWT Common Stock (such calculation excluding the EBITDA Shares issued into escrow pursuant to Section 1.11).

6.2          Additional Conditions to Obligations of PRWT, Merger Sub and the Stockholders.  The obligations of PRWT, Merger Sub and the Stockholders to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by PRWT:

(a)           Representations and Warranties.  Each representation and warranty of KBL contained in this Agreement that is (i) qualified as to materiality shall have been true and correct (A) as of the date of this Agreement and (B) on and as of the Closing Date with the same force and effect as if made on the Closing Date,  and (ii) not qualified as to materiality shall have been true and correct (C) as of the date of this Agreement and (D) in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date. PRWT shall have received a certificate with respect to the foregoing signed on behalf of KBL by an authorized officer of KBL (“KBL Closing Certificate”).

(b)           Agreements and Covenants.  KBL shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and the KBL Closing Certificate shall include a provision to such effect.

(c)           No Litigation.  No action, suit or proceeding shall be pending or threatened before any Governmental Entity which is reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(d)           Consents.  KBL shall have obtained the consents, waivers and approvals required to be obtained by KBL in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on KBL and the KBL Closing Certificate shall include a provision to such effect.

(e)           Material Adverse Effect.  No Material Adverse Effect with respect to KBL shall have occurred since the date of this Agreement.

(f)           SEC Compliance.  Immediately prior to Closing, KBL shall be in compliance in all material respects with the reporting requirements under the Securities Act and Exchange Act.

(g)           Opinion of Counsel. PRWT shall have received an opinion of counsel from Graubard Miller, counsel to KBL, to be mutually and reasonably agreed upon by PRWT and KBL.

(h)           Other Deliveries.  At or prior to Closing, KBL shall have delivered to PRWT (i) copies of resolutions and actions taken by KBL's board of directors and stockholders in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by PRWT and its counsel in order to consummate the transactions contemplated hereunder.

(i)           Resignations. The persons listed in Schedule 6.2(i), constituting all of the pre-Closing officers and directors of KBL, shall have resigned from all of their positions and offices with KBL.

(j)           Escrow Agreements. The Escrow Agreement and EBITDA Shares Escrow Agreement shall have been executed and delivered by the Surviving Pubco and shall be in full force and effect with respect to the Surviving Pubco.

(k)           Trust Fund.  KBL shall have made appropriate arrangements, subject to Section 5.19, to have the Trust Fund dispersed to the Surviving Pubco immediately upon the Closing and in accordance with Section 5.19, with no less than $25,000,000 of the monies in the Trust Fund, as a result of the Merger, becoming an asset of Merger Sub (for the benefit of Surviving Pubco for working capital purposes).

6.3          Additional Conditions to the Obligations of KBL.  The obligations of KBL to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by KBL:

(a)           Representations and Warranties.  Each representation and warranty of PRWT and Merger Sub contained in this Agreement that is (i) qualified as to materiality shall have been true and correct (A) as of the date of this Agreement and (B) on and as of the Closing Date with the same force and effect as if made on the Closing Date, and (ii) not qualified as to materiality shall have been true and correct (C) as of the date of this Agreement and (D) in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date.  KBL shall have received a certificate with respect to the foregoing signed on behalf of PRWT by an authorized officer of PRWT (“PRWT Closing Certificate”).

(b)           Agreements and Covenants.  PRWT, Merger Sub and the Stockholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date, and PRWT Closing Certificate shall include a provision to such effect.

(c)           No Litigation.  No action, suit or proceeding shall be pending or threatened before any Governmental Entity which is reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect materially and adversely the right of PRWT to issue the securities contemplated by this Agreement or Surviving Pubco to own, operate or control any of the assets and operations of PRWT following the Merger and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(d)           Consents.  PRWT shall have obtained the consents, waivers, permits and approvals set forth on Schedule 2.5(b).

(e)           Material Adverse Effect.  No Material Adverse Effect with respect to PRWT shall have occurred since the date of this Agreement.

(f)           Lock-Up Agreements.  The Lock-Up Agreements shall have been executed and delivered by the Stockholders and shall be in full force and effect with respect to the Stockholders.

(g)           Escrow Agreements. The Escrow Agreement and the EBITDA Shares Escrow Agreement each shall have been executed and delivered by the Surviving Pubco, the Representative and each Stockholder and shall be in full force and effect with respect to the Surviving Pubco, the Representative and each Stockholder.

(h)           Opinion of Counsel.  KBL shall have received an opinion of counsel from Blank Rome LLP, counsel to PRWT, to be mutually and reasonably agreed upon by PRWT and KBL.

(i)           Other Deliveries.  At or prior to Closing, PRWT shall have delivered to KBL:  (i) copies of resolutions and actions taken by PRWT's and Merger Sub’s board of directors and Stockholders in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by KBL and its counsel in order to consummate the transactions contemplated hereunder.

(j)           Insider Loans; Equity Ownership in Subsidiaries.  All outstanding indebtedness owed by PRWT’s Insiders shall have been repaid in full, including the indebtedness and other obligations described on Schedule 2.22, and all outstanding guaranties and similar arrangements pursuant to which PRWT has guaranteed the payment or performance of any obligations of any of PRWT’s Insiders to a third party shall have been terminated, and no Insider shall own any direct equity interests in any Subsidiary of PRWT or in any other Person that utilizes the name “PRWT” or any other name comprising the Intellectual Property or any derivative thereof.

(k)           Termination of Separation Agreements.  The Separation Agreement by and between PRWT and William Turner dated April 18, 2008, as amended, and the Separation Agreement by and between PRWT and Fletcher Wiley dated April 15, 2008, as amended, shall have been terminated.

(l)           USF Stockholders’ Agreement.  Each of the parties to the U.S. Facilities Stockholders’ Agreement, dated as of May 31, 2000 (the “USF Stockholders’ Agreement”) shall have agreed in writing to waive the provisions set forth in Sections 2.6 and 4.2 of the USF Stockholders’ Agreement.

ARTICLE VII

INDEMNIFICATION

7.1          Indemnification of KBL and Surviving Pubco.

(a)           Subject to the terms and conditions of this Article VII (including without limitation the limitations set forth in Section 7.4), KBL, the Surviving Pubco and their respective representatives, successors and permitted assigns (the “KBL Indemnitees”) shall be indemnified, defended and held harmless with respect to the matters under Sections 7.1(a)(i) and 7.1(a)(ii), below, but only to the extent of the Escrow Shares, from and against all Losses asserted against, resulting to, imposed upon, or incurred by any KBL Indemnitee by reason of, arising out of or resulting from:

(i)           the inaccuracy or breach of any representation or warranty of PRWT or any of the Stockholders contained in or made pursuant to this Agreement, any Schedule or any certificate delivered by PRWT to KBL pursuant to this Agreement with respect hereto or thereto in connection with the Closing;

(ii)           the non-fulfillment or breach of any covenant or agreement of PRWT or any of the Stockholders contained in this Agreement;

(iii)           the matter set forth in Schedule 2.15 of the PRWT Schedule relating to the payment of social security Taxes for the year 2006; and

(iv)           the matters set forth in Schedule 2.16 of the PRWT Schedule.

(b)           As used in this Article VII, the term “Losses”, subject to Section 7.4(e) hereof, shall include all actual losses, liabilities, damages, judgments, awards, orders, penalties, settlements, costs and expenses (including, without limitation, interest, penalties, court costs and reasonable legal fees and expenses) including those arising from any demands, claims, suits, actions, costs of investigation, notices of violation or noncompliance, causes of action, proceedings and assessments whether or not made by third parties or whether or not ultimately determined to be valid.  Solely for the purpose of determining the amount of any Losses (and not for determining any breach) for which the KBL Indemnitees may be entitled to indemnification pursuant to Article VII, any representation or warranty contained in this Agreement that is qualified by a term or terms such as “material,” “materially,” or “Material Adverse Effect” shall be deemed made or given without such qualification and without giving effect to such words.

7.2          Indemnification of Third Party Claims.  The indemnification obligations and liabilities under this Article VII with respect to actions, proceedings, lawsuits, investigations, demands or other claims brought against a KBL Indemnitee by a Person other than PRWT or a Stockholder (a “Third Party Claim”) shall be subject to the following terms and conditions:

(a)           Notice of Claim.  KBL or Surviving Pubco, acting through the Committee, will give the Representative prompt written notice after receiving written notice of any Third Party Claim or discovering the liability, obligation or facts giving rise to such Third Party Claim (a “Notice of Claim”) which Notice of Third Party Claim shall set forth (i) a brief description of the nature of the Third Party Claim, (ii) the total amount of the actual out-of-pocket Loss or the anticipated potential Loss (including any costs or expenses which have been or may be reasonably incurred in connection therewith), and (iii) whether such Loss may be covered (in whole or in part) under any insurance and the estimated amount of such Loss which may be covered under such insurance, and the Representative shall be entitled to participate in the defense of Third Party Claim at its expense.

(b)           Defense.  The Representative shall have the right, at its option (subject to the limitations set forth in subsection 7.2(c) below) and at its own expense, by written notice to KBL, to assume the entire control of, subject to the right of KBL to participate (at its expense and with counsel of its choice) in, the defense, compromise or settlement of the Third Party Claim as to which such Notice of Claim has been given, and shall be entitled to appoint a recognized and reputable counsel reasonably acceptable to KBL to be the lead counsel in connection with such defense. If the Representative is permitted and elects to assume the defense of a Third Party Claim:

(i)           the Representative shall diligently and in good faith defend such Third Party Claim and shall keep the Committee reasonably informed of the status of such defense; provided, however, that the Committee shall have the right to approve any settlement, which approval will not be unreasonably withheld, delayed or conditioned except to the extent the settlement relates solely to monetary damages that are indemnified fully under Section 7.1; and

(ii)           KBL, Surviving Pubco and the Committee shall cooperate fully in all respects with the Representative in any such defense, compromise or settlement thereof, including, without limitation, the selection of counsel, and KBL, Surviving Pubco and the Committee shall make available to the Representative all pertinent information and documents under its control.

(c)           Limitations of Right to Assume Defense.  The Representative shall not be entitled to assume control of such defense and, subject to the limitations of Section 7.4, shall pay the reasonable fees and expenses of one counsel retained by Surviving Pubco or the Committee if (i) the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (ii) the Third Party Claim seeks an injunction or equitable relief against a KBL Indemnitee; or (iii) there is a reasonable probability that a Third Party Claim may materially and adversely affect Surviving Pubco or its Subsidiaries other than as a result of money damages or other money payments.

(d)           Other Limitations.  Failure to give prompt Notice of Claim or to provide copies of relevant available documents or to furnish relevant available data shall not constitute a defense (in whole or in part) to any Third Party Claim by a KBL Indemnitee against the Representative and shall not affect the Representative’s duty or obligations under this Article VII, except to the extent (and only to the extent that) such failure shall have adversely affected the ability of the Representative to defend against or reduce its liability or caused or increased such liability or otherwise caused the damages for which the Representative is obligated to be greater than such damages would have been had the Committee given the Representative prompt notice hereunder. So long as the Representative is defending any such action actively and in good faith, Surviving Pubco shall not settle such action. KBL and Surviving Pubco shall make available to the Representative all relevant records and other relevant materials required by them and in the possession or under the control of KBL or Surviving Pubco, for the use of the Representative and its representatives in defending any such action, and shall in other respects give reasonable cooperation in such defense.

(e)           Failure to Defend.  If the Representative, promptly after receiving a Notice of Claim, fails to defend such Third Party Claim actively and in good faith, Surviving Pubco or the Committee, subject to the limitations of Section 7.4, will (upon further written notice) have the right to undertake the defense, compromise or settlement of such Third Party Claim as it may determine in its reasonable discretion, provided that the Representative shall have the right to approve any settlement, which approval will not be unreasonably withheld, delayed or conditioned.

(f)           KBL Indemnitee Rights.  Anything in this Section 7.2 to the contrary notwithstanding, the Representative shall not, without the written consent of the Committee, settle or compromise any action or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to each of the KBL Indemnitees of a full and unconditional release from all liability and obligation in respect of such action without any payment by any KBL Indemnitee.

(g)           Representative Consent.  Unless the Representative has consented to a settlement of a Third Party Claim, the amount of the settlement shall not be a binding determination of the amount of the Loss and such amount shall be determined in accordance with the provisions of the Escrow Agreement.

7.3          Insurance and Tax Effect.

(a)           To the extent that any Losses that are subject to indemnification pursuant to this Article VII are covered by insurance, Surviving Pubco shall use reasonable best efforts to obtain the maximum recovery under such insurance; provided that KBL Indemnitees shall nevertheless be entitled to bring a claim for indemnification under this Article VII in respect of such Losses and the time limitations set forth in Section 7.4 hereof for bringing a claim of indemnification under this Agreement shall be tolled during the pendency of such insurance claim. The existence of a claim by KBL or Surviving Pubco for monies from an insurer or against a third party in respect of any Loss shall not, however, delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing by the Representative.  If KBL or Surviving Pubco has received the payment required by this Agreement from the Representative in respect of any Loss and later receives proceeds from insurance or other amounts in respect of such Loss, then it shall hold such proceeds or other amounts in trust for the benefit of the Representative and shall pay to the Representative, as promptly as practicable after receipt, a sum equal to the amount of such proceeds or other amount received, up to the aggregate amount of any payments received from the Representative pursuant to this Agreement in respect of such Loss. Notwithstanding any other provisions of this Agreement, it is the intention of the parties that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, or (ii) relieved of the responsibility to pay any claims for which it is obligated.

(b)           To the extent that any Losses that are subject to indemnification pursuant to this Article VII are deductible for income tax purposes by KBL, PRWT, the Merger Sub or the Surviving Pubco, as the case may be, the amount of any Loss shall be reduced by the income tax savings to such party as a result of the payment of such Loss.

7.4          Limitations on Indemnification.

(a)           Survival; Time Limitation.  The representations, warranties, covenants and agreements in this Agreement or in any writing delivered by PRWT, the Stockholder or Merger Sub to KBL in connection with this Agreement (including the certificate required to be delivered by PRWT pursuant to Section 6.3(a)) shall survive the Closing until the Final Escrow Release Date (the “Survival Period”).

(b)           Any indemnification claim made by KBL or Surviving Pubco in writing prior to the termination of the Survival Period shall be preserved despite the subsequent termination of the Survival Period and any claim set forth in a Notice of Claim sent prior to the expiration of such Survival Period shall survive until final resolution thereof. Except as set forth in the immediately preceding sentence, (i) no claim for indemnification under this Article VII shall be brought after the end of the Survival Period, and (ii) the indemnification rights of KBL Indemnitees under this Article VII shall terminate and be of no further force or effect.

(c)           Deductible.  No amount shall be payable under Article VII unless and until the aggregate amount of all indemnifiable Losses otherwise payable exceeds $1,000,000 (the “Deductible”), in which event the amount payable shall be only the amount in excess of the Deductible.

(d)           Aggregate Amount Limitation.  The aggregate liability for Losses pursuant to Section 7.1 shall not in any event exceed the Escrow Shares and no KBL Indemnitee shall have any claim against PRWT’s stockholders other than the Escrow Shares during the Escrow Period.

(e)           No Special or Consequential Damages.  In no event shall Losses be deemed to include any special, indirect, consequential or punitive damages.

7.5          Exclusive Remedy.  Except with respect to the return of EBITDA Shares to Surviving Pubco under Section 1.11 and with respect to the return of PRWT Common Stock under Section 1.7, each of KBL and Surviving Pubco on behalf of itself and the other KBL Indemnitees, hereby acknowledges and agrees that, from and after the Closing, the sole remedy of the KBL Indemnitees with respect to any and all claims for money damages arising out of or relating to this Agreement shall be pursuant and subject to the requirements of the indemnification provisions set forth in this Article VII.  Notwithstanding any of the foregoing, nothing contained in this Article VII shall in any way impair, modify or otherwise limit a KBL Indemnitees’ right to bring any claim, demand or suit against the other party based upon such other party’s actual fraud.

7.6          Adjustment to Purchase Price.  Amounts paid for indemnification under Article VII shall be deemed to be an adjustment to the “purchase price” paid to the Stockholders in connection with business combination between PRWT and KBL, except as otherwise required by Law.

7.7           Representative Capacities; Application of Escrow Shares.  The parties acknowledge that the Representative’s obligations under this Article VII are solely as a representative of the Stockholders in the manner set forth in the Escrow Agreement with respect to the obligations to indemnify the KBL Indemnitees under this Article VII and that the Representative shall have no personal responsibility for any expenses incurred by him in such capacity and that all payments to the KBL Indemnitees as a result of such indemnification obligations shall be made solely from, and to the extent of, the Escrow Shares.  Out-of-pocket expenses of the Representative for attorneys’ fees and other costs shall be borne in the first instance by KBL, which may make a claim for reimbursement thereof against the Escrow Shares upon the claim with respect to which such expenses are incurred becoming an Established Claim (as defined in the Escrow Agreement). The parties further acknowledge that all actions to be taken by the KBL Indemnitees pursuant to this Article VII shall be taken on their behalf by the Committee in accordance with the provisions of the Escrow Agreement. The Escrow Agent, pursuant to the Escrow Agreement after the Closing, may apply all or a portion of the Escrow Shares to satisfy any claim for indemnification pursuant to this Article VII. The Escrow Agent will hold the remaining portion of the Escrow Shares until final resolution of all claims for indemnification or disputes relating thereto. Notwithstanding anything to the contrary contained herein, all Escrow Shares remaining in escrow following the Final Escrow Release Date in excess of the Escrow Shares necessary to satisfy any timely filed claim for indemnification shall be released and delivered to the Persons entitled to them on such date.  Notwithstanding anything to the contrary contained herein, the Representative shall have no liability to PRWT or any Stockholder or any party hereto for any action taken or omitted to be taken hereunder, unless such liability is determined by a judgment or a court of competent jurisdiction to have resulted from the gross negligence, or willful misconduct of the Representative.  KBL shall defend, indemnify and hold harmless the Representative for all losses, damages, costs and expenses (including reasonable attorney’s fees and costs of investigation) arising out of or in connection with, the performance by the Representative of its duties and obligations under this Agreement, unless such liability is determined by a judgment or a court of competent jurisdiction to have resulted from the gross negligence, or willful misconduct of the Representative.

7.8          EBITDA Shares Escrow and Net Debt Adjustments.  For clarity, no provision of this Article VII shall govern with respect to the EBITDA Shares, which shall be governed by the EBITDA Shares Escrow Agreement, or with respect to the return of shares to the Surviving Pubco as may be required under Section 1.7.

ARTICLE VIII

TERMINATION

8.1          Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)           by mutual written agreement of KBL and PRWT at any time;

(b)           by either KBL or PRWT if the Merger shall not have been consummated by July 19, 2009; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c)           by either KBL or PRWT if a Governmental Entity shall have issued an order, decree, judgment or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

(d)           by PRWT, upon a material breach of any representation, warranty, covenant or agreement on the part of KBL set forth in this Agreement, or if any representation or warranty of KBL shall have become untrue, in either case such that the conditions set forth in Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach by KBL is curable by KBL prior to the Closing Date, then PRWT may not terminate this Agreement under this Section 8.1(d) for thirty (30) days after delivery of written notice from PRWT to KBL of such breach, provided KBL continues to exercise commercially reasonable best efforts  to cure such breach (it being understood that PRWT may not terminate this Agreement pursuant to this Section 8.1(d) if it shall have materially breached this Agreement or if such breach by KBL is cured during such thirty (30)-day period);

(e)           by KBL, upon a material breach of any representation, warranty, covenant or agreement on the part of PRWT or a Stockholder set forth in this Agreement, or if any representation or warranty of PRWT or a Stockholder shall have become untrue, in either case such that the conditions set forth in Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach is curable by PRWT prior to the Closing Date, then KBL may not terminate this Agreement under this Section 8.1(e) for thirty (30) days after delivery of written notice from KBL to PRWT of such breach, provided PRWT or such Stockholder continues to exercise commercially reasonable best efforts  to cure such breach (it being understood that KBL may not terminate this Agreement pursuant to this Section 8.1(e) if it shall have materially breached this Agreement or if such breach by PRWT or such Stockholder is cured during such thirty (30)-day period);

(f)           by either KBL or PRWT, if, at the Special Meeting (including any adjournments thereof), this Agreement and the transactions contemplated hereby shall fail to be approved and adopted by the affirmative vote of the holders of KBL Common Stock required under KBL’s certificate of incorporation, or the holders of 30% or more of the number of shares of KBL Common Stock issued in KBL’s initial public offering and outstanding as of the date of the record date of the Special Meeting exercise their rights to convert the shares of KBL Common Stock held by them into cash in accordance with KBL’s certificate of incorporation;

8.2          Notice of Termination; Effect of Termination.

(a)           Any termination of this Agreement under Section 8.1 above will be effective immediately upon (or, if the termination is pursuant to Section 8.1(d) or Section 8.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto.

(b)           In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Merger shall be abandoned, except for and subject to the following:  (i) Sections 5.6, 5.7, 5.11, 8.2 and 8.3 and Article X (General Provisions) shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement, including a breach by a party electing to terminate this Agreement pursuant to Section 8.1(b) caused by the action or failure to act of such party constituting a principal cause of or resulting in the failure of the Merger to occur on or before the date stated therein.

8.3           Fees and Expenses.  All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated.

8.4           KBL Termination Fee.  If KBL wrongfully fails or refuses to consummate the Merger or PRWT terminates this Agreement pursuant to Section 8.1(d) and (b) KBL consummates a merger or other business combination with another entity on or before July 19, 2009, KBL shall pay PRWT, concurrently with the consummation of such merger or other business combination, a cash termination fee of $2,000,000, payment of which shall be in full satisfaction of all other rights of PRWT and the Stockholders for damages under this Agreement.

8.5           KBL Damages.  The parties acknowledge and agree that if PRWT or the Stockholders wrongfully fail or refuse to consummate the Merger or KBL terminates this Agreement pursuant to Section 8.1(e), KBL and its stockholders may incur significant damages, including damages resulting from KBL being required to dissolve and liquidate in accordance with the KBL Charter Documents, provided that nothing herein shall preclude the need for KBL or its stockholders to prove their actual damages resulting from such failure or refusal.

ARTICLE IX

DEFINED TERMS

Terms defined in this Agreement are organized alphabetically as follows, together with the Section and, where applicable, paragraph, number in which definition of each such term is located:

“2009 EBITDA”	Section 1.11(a)(i)
“2009 EBITDA Excess”	Section 1.11(a)(i)
“2010 EBITDA”	Section 1.11(a)(ii)
“2010 EBITDA Excess”	Section 1.11(a)(ii)
“2011 EBITDA”	Section 1.11(a)(iii)
“2011 EBITDA Excess”	Section 1.11(a)(iii)
“AAA”	Section 10.8
“Accounting Firm”	Section 1.7(k)
“Affiliate”	Section 10.2(f)
“Agreement”	Section 1.1
“Applicable Law”	Section 1.3
“Approvals”	Section 2.1(a)
“Articles of Merger”	Section 1.2
“Audited Financial Statements”	Section 2.7(a)
“Blue Sky Laws”	Section 1.13(b)(iii)

“Certificate of Merger”	Section 1.2
“Charter Documents”	Section 2.1(a)
“Claim”	Section 1.14(a)
“Closing”	Section 1.2
“Closing Date”	Section 1.2
“Closing Form 8-K”	Section 5.4(b)
“Closing Net Debt Amount”	Section 1.7(g)
“Closing Net Debt Statement”	Section 1.7(g)
“Closing Press Release”	Section 5.4(b)
“Code”	Section 2.11(a)
“Committee”	Section 1.12(a)
“Continental”	Section 1.5(e)
“Copyrights”	Section 2.18(a)(i)
“Deductible”	Section 7.4(c)
“DGCL”	Recital A
“Disclosure Schedules”	Section 5.12
“Dissenter”	Section 1.15(a)
“Dissenting Shares”	Section 1.15(b)
“EBITDA”	Section 1.11(c)
“EBITDA Shares”	Section 1.11(a)
“EBITDA Shares Escrow Agreement”	Section 1.11(a)
“Effective Time”	Section 1.2
“Employment Agreements”	Section 5.20
“Environmental Law”	Section 2.16(b)
“ERISA”	Section 2.11(a)
“ERISA Affiliate”	Section 2.11(a)
“Escrow Account”	Section 1.10
“Escrow Agent”	Section 1.10
“Escrow Agreement”	Section 1.10
“Escrow Claims”	Section 1.10
“Escrow Shares”	Section 1.10
“Estimated Net Debt Amount”	Section 1.7(d)
“Exchange Act”	Section 1.13(b)(iii)
“Final Escrow Release Date”	Section 1.10
“First Escrow Release Date”	Section 1.10
“Governmental Action/Filing”	Section 2.21(c)
“Governmental Entity”	Section 10.2(g)
“Hazardous Substance”	Section 2.16(c)
“HSR Act”	Section 2.5(b)
“Independent Accountant”	Section 1.7(d)
“Insider”	Section 2.19(a)(i)
“Insurance Policies”	Section 2.20
“Intellectual Property”	Section 2.18(a)(i)
“Item of Dispute”	Section 1.7(k)
“KBL”	Heading
“KBL Closing Certificate”	Section 6.2(a)

“KBL Common Stock”	Section 1.5(a)
“KBL Contracts”	Section 3.19(a)
“KBL Convertible Securities”	Section 3.3(b)
“KBL Indemnitees”	Section 7.1(a)
“KBL Insider Waiver”	Section 4.1(d)
“KBL Preferred Stock”	Section 3.3(a)
“KBL Schedule”	Article III Preamble
“KBL SEC Reports”	Section 3.7(a)
“KBL Stockholder Approval”	Section 5.1(a)
“KBL Stock Options”	Section 3.3(b)
“KBL Units”	Section 1.5(f)
“KBL Warrants”	Section 1.5(e)
“knowledge”	Section 10.2(d)
“Legal Requirements”	Section 10.2(b)
“Lien”	Section 10.2(e)
“Lock-Up Agreements”	Section 5.9
“Losses”	Section 7.1(b)
“Material Adverse Effect”	Section 10.2(a)
“Material PRWT Contracts”	Section 2.19(a)
“MELF”	Section 4.1(j)
“Merger”	Recital A
“Merger Sub”	Heading
“Merger Transaction”	Section 4.3(a)
“Minority Owned Business Certificates”	Section 2.24
“Net Debt”	Section 1.7(a)
“Net Debt Excess”	Section 1.7(f)
“Net Debt Surplus”	Section 1.7(e)
“Notice of Claim”	Section 7.2(a)
“NYSEA”	Section 3.23
“Patents”	Section 2.18(a)(i)
“PBCL”	Recital A
“Periodic Net Debt Statement”	Section 1.7(c)
“Person”	Section 10.2(c)
“Personal Property”	Section 2.14(b)
“Plan/Plans”	Section 2.11(a)
“Proxy Statement/Prospectus”	Section 5.1(a)
“PRWT”	Header
“PRWT Closing Certificate”	Section 6.3(a)
“PRWT Common Stock”	Section 1.5(a)
“PRWT Contracts”	Section 2.19(a)
“PRWT Intellectual Property”	Section 2.18(a)(ii)
“PRWT Products”	Section 2.18(a)(v)
“PRWT Registered Intellectual Property”	Section 2.18(a)(iv)
“PRWT Schedule”	Article II Preamble
“PRWT Stock Options”	Section 2.3(b)
“PRWT Units”	Section 1.5(f)

“PRWT Warrant”	Section 1.5(e)
“Pubco Plan”	Section 5.1(a)
“Registered Intellectual Property”	Section 2.18(a)(iii)
“Registration Statement”	Section 5.1(a)
“Release Payment”	Section 1.17
“Representative”	Section 1.12(b)
“Returns”	Section 2.15(b)(i)
“Securities Act”	Section 1.13(b)(iii)
“Signing Form 8-K”	Section 5.4(a)
“Signing Press Release”	Section 5.4(a)
“Special Meeting”	Section 5.1(a)
“Stockholders”	Header
“Stockholder Shares”	Section 1.6
“Stockholder Shares Increase Amount”	Section 1.7(e)
“Stockholder Shares Decrease Amount”	Section 1.7(f)
“Subsidiaries”	Section 2.2(a)
“Survival Period”	Section 7.4(a)
“Surviving Pubco”	Section 1.1
“Tax/Taxes”	Section 2.15(a)
“Third Party Claim”	Section 7.2
“Trademarks”	Section 2.18(a)(i)
“Trust Fund”	Section 3.25
“Unaudited Financial Statements”	Section 2.7(b)
“USF Stockholders’ Agreement”	Section 6.3(l)
“U.S. GAAP”	Section 2.7(a)

ARTICLE X

GENERAL PROVISIONS

10.1           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

if to KBL, to:

KBL Healthcare Acquisition Corp. III
380 Lexington Avenue, 31st Floor
New York, New York 10168
Attention:	Marlene Krauss, M.D.
Telephone:	(212) 319-5555 x3416
Telecopy:	(212) 319-5591

with a copy to:

David Alan Miller, Esq.
Graubard Miller
405 Lexington Avenue
New York, New York 10174-1901
Telephone:	212-818-8661
Telecopy:	212-818-8881

if to PRWT to:

PRWT Services, Inc.
1835 Market Street
Suite 1100
Philadelphia, Pennsylvania 19103-2917
Attention: Chief Executive Officer
Telephone: 215-988-8979
Telecopy: 215-569-1925

with a copy to:

Blank Rome LLP
One Logan Square
130 North 18th Street
Philadelphia, PA 19103-6998
Attention:	Christopher A. Lewis, Esq.
Telephone:	(215) 569-5793
Telecopy:	(215) 832-5793

10.2         Interpretation.  The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  When a reference is made in this Agreement to an Exhibit or Schedule, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated.  When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement.  Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity.  Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity.  For purposes of this Agreement:

(a)           the term “Material Adverse Effect” when used in connection with PRWT or KBL, as the case may be, means any change, event, or occurrence, individually or when aggregated with other changes, events, or occurrences, that is materially adverse to the business or financial condition of PRWT or KBL, as applicable, and their respective Subsidiaries, taken as a whole; provided however that none of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect any changes, events, occurrences or effects arising out of, resulting from or attributable to (A) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism, (B) earthquakes, hurricanes, tornados or other natural disasters, (C) changes attributable to the public announcement or pendency of the transactions contemplated hereby or (D) changes in the general national or regional economic conditions.

(b)           the term “Legal Requirements” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and all requirements set forth in applicable PRWT Contracts or KBL Contracts;

(c)           the term “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity;

(d)           the term “knowledge” means actual knowledge or awareness as to a specified fact or event of a Person that is an individual or of an executive officer or director of a Person that is a corporation or of a Person in a similar capacity of an entity other than a corporation; provided, however, that for the purposes of Article II, the term “PRWT’s knowledge” or “known to PRWT” or words of similar import shall mean the actual knowledge of Jerry L. Johnson, Harold T. Epps, Murvin Lackey, Stratton Lee, George Burrell, John McCarey, James Dobrowolski and John Elliot, after due inquiry. Notwithstanding anything to the contrary set forth herein, such persons are named and/or identified solely for purposes of defining the “knowledge” of PRWT, and none of such persons shall have any liability on an individual basis with respect to the purchase and sale contemplated hereby, or in connection with this Agreement;

(e)           the term “Lien” means any mortgage, pledge, security interest, encumbrance, lien, restriction or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest);

(f)           the term “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person.  For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and

(g)           the term “Governmental Entity” shall mean any United States federal or state court, administrative agency, commission, governmental or regulatory authority or similar body.

10.3         Counterparts; Electronic Delivery.  This Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.  Delivery by facsimile or electronic transmission to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

10.4         Entire Agreement; Third Party Beneficiaries.  This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Exhibits and Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the letter of intent between KBL and PRWT executed on or about February 12, 2009 is hereby terminated in its entirety and shall be of no further force and effect (except to the extent expressly stated to survive the execution of this Agreement and the consummation of the transactions contemplated hereby); and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement).

10.5         Severability.  In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.6         Other Remedies; Specific Performance.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

10.7         Governing Law.  This Agreement shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

10.8         Arbitration.  Any disputes or claims arising under or in connection with this Agreement or the transactions contemplated hereunder shall be resolved by binding arbitration.  Notice of a demand to arbitrate a dispute by either party shall be given in writing to the other at their last known address.  Arbitration shall be commenced by the filing by a party of an arbitration demand with the American Arbitration Association (“AAA”).  The arbitration and resolution of the dispute shall be resolved by a single arbitrator appointed by the AAA pursuant to AAA rules.  The arbitration shall in all respects be governed and conducted by applicable AAA rules, and any award and/or decision shall be conclusive and binding on the parties.  The arbitration shall be conducted in Wilmington, Delaware.  The arbitrator shall supply a written opinion supporting any award, and judgment may be entered on the award in any court of competent jurisdiction.  Each party shall pay its own fees and expenses for the arbitration, except that any costs and charges imposed by the AAA and any fees of the arbitrator for his services shall be assessed against the losing party by the arbitrator.  In the event that preliminary or permanent injunctive relief is necessary or desirable in order to prevent a party from acting contrary to this Agreement or to prevent irreparable harm prior to a confirmation of an arbitration award, then either party is authorized and entitled to commence a lawsuit solely to obtain equitable relief against the other pending the completion of the arbitration in a court having jurisdiction over the parties.  Each party hereby consents to the exclusive jurisdiction of the federal and state courts located in the State of Delaware, New Castle County, for such purpose.

10.9         Rules of Construction.  The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

10.10       Assignment.  No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.  Subject to the first sentence of this Section 10.10, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.11      Amendment.  This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties.

10.12      Extension; Waiver.  At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

10.13       Currency.  All references to currency amounts in this Agreement shall mean United States dollars.

10.14       Schedules.  The information furnished in the Schedules is arranged in sections corresponding to the Sections of this Agreement, and the disclosures in any section of the Schedules shall qualify (a) the corresponding Section of this Agreement and (b) other Sections of this Agreement to the extent (notwithstanding the absence of a specific cross-reference), that it is clear from a reasonable reading of the Schedules and such other Sections of this Agreement that such disclosure is also applicable to such other Sections of this Agreement.  The Schedules and the information and disclosures contained in such Schedules are intended only to qualify and limit the representations and warranties of the parties contained in this Agreement and shall not be deemed to expand in any way the scope of any such representation or warranty.  The inclusion of any information in the Schedules shall not be deemed to be an admission or acknowledgment that such information is material or outside the ordinary course of business.  The inclusion of any fact or information in a Schedule is not intended to be construed as an admission or concession as to the legal effect of any such fact or information in any proceeding between any party and any Person who is not a party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

KBL HEALTHCARE ACQUISITION CORP. III

By:	/s/ Marlene Krauss, M.D.
Name: Marlene Krauss, M.D. Title: Chief Executive Officer

PRWT MERGER SUB, INC.

By:	/s/ Willie F. Johnson
Name: Willie F. Johnson Title: Chairman

PRWT SERVICES, INC.

By:	/s/ Willie F. Johnson
Name: Willie F. Johnson Title: Chairman

EACH STOCKHOLDER HAS EXECUTED THE FOLLOWING SIGNATURE PAGE

By his, her or its execution of this Agreement, the following Stockholder, in his, her or its capacity as a stockholder of PRWT, hereby approves and adopts this Agreement and authorizes PRWT, its directors and officers to take all actions necessary for the consummation of the Merger and the other transactions contemplated hereby pursuant to the terms of this Agreement and its exhibits.  Such execution shall be deemed to be action taken by the written consent of such Stockholder for purposes of Section 1766 of the PBCL.

/s/ Willie F. Johnson
Signature

Name: Willie F. Johnson

Address: _________________________
________________________________
________________________________

By his, her or its execution of this Agreement, the following Stockholder, in his, her or its capacity as a stockholder of PRWT, hereby approves and adopts this Agreement and authorizes PRWT, its directors and officers to take all actions necessary for the consummation of the Merger and the other transactions contemplated hereby pursuant to the terms of this Agreement and its exhibits.  Such execution shall be deemed to be action taken by the written consent of such Stockholder for purposes of Section 1766 of the PBCL.

/s/ Roberta Alford
Signature

Name: Roberta Alford

Address: _________________________
________________________________
________________________________

By his, her or its execution of this Agreement, the following Stockholder, in his, her or its capacity as a stockholder of PRWT, hereby approves and adopts this Agreement and authorizes PRWT, its directors and officers to take all actions necessary for the consummation of the Merger and the other transactions contemplated hereby pursuant to the terms of this Agreement and its exhibits.  Such execution shall be deemed to be action taken by the written consent of such Stockholder for purposes of Section 1766 of the PBCL.

/s/ Rosalie M. Braverman
Signature

Name: Rosalie M. Braverman

Address: _________________________
________________________________
________________________________

By his, her or its execution of this Agreement, the following Stockholder, in his, her or its capacity as a stockholder of PRWT, hereby approves and adopts this Agreement and authorizes PRWT, its directors and officers to take all actions necessary for the consummation of the Merger and the other transactions contemplated hereby pursuant to the terms of this Agreement and its exhibits.  Such execution shall be deemed to be action taken by the written consent of such Stockholder for purposes of Section 1766 of the PBCL.

/s/ George R. Burrell
Signature

Name: George R. Burrell

Address: _________________________
________________________________
________________________________

By his, her or its execution of this Agreement, the following Stockholder, in his, her or its capacity as a stockholder of PRWT, hereby approves and adopts this Agreement and authorizes PRWT, its directors and officers to take all actions necessary for the consummation of the Merger and the other transactions contemplated hereby pursuant to the terms of this Agreement and its exhibits.  Such execution shall be deemed to be action taken by the written consent of such Stockholder for purposes of Section 1766 of the PBCL.

/s/ Althea Caruth
Signature

Name: Althea Caruth

Address: _________________________
________________________________
________________________________

By his, her or its execution of this Agreement, the following Stockholder, in his, her or its capacity as a stockholder of PRWT, hereby approves and adopts this Agreement and authorizes PRWT, its directors and officers to take all actions necessary for the consummation of the Merger and the other transactions contemplated hereby pursuant to the terms of this Agreement and its exhibits.  Such execution shall be deemed to be action taken by the written consent of such Stockholder for purposes of Section 1766 of the PBCL.

/s/ John Elliot
Signature

Name: John Elliot

Address: _________________________
________________________________
________________________________

By his, her or its execution of this Agreement, the following Stockholder, in his, her or its capacity as a stockholder of PRWT, hereby approves and adopts this Agreement and authorizes PRWT, its directors and officers to take all actions necessary for the consummation of the Merger and the other transactions contemplated hereby pursuant to the terms of this Agreement and its exhibits.  Such execution shall be deemed to be action taken by the written consent of such Stockholder for purposes of Section 1766 of the PBCL.

/s/ Harold T. Epps
Signature

Name: Harold T. Epps

Address: _________________________
________________________________
________________________________

By his, her or its execution of this Agreement, the following Stockholder, in his, her or its capacity as a stockholder of PRWT, hereby approves and adopts this Agreement and authorizes PRWT, its directors and officers to take all actions necessary for the consummation of the Merger and the other transactions contemplated hereby pursuant to the terms of this Agreement and its exhibits.  Such execution shall be deemed to be action taken by the written consent of such Stockholder for purposes of Section 1766 of the PBCL.

/s/ Lee Feldman
Signature

Name: Lee Feldman

Address: _________________________
________________________________
________________________________

By his, her or its execution of this Agreement, the following Stockholder, in his, her or its capacity as a stockholder of PRWT, hereby approves and adopts this Agreement and authorizes PRWT, its directors and officers to take all actions necessary for the consummation of the Merger and the other transactions contemplated hereby pursuant to the terms of this Agreement and its exhibits.  Such execution shall be deemed to be action taken by the written consent of such Stockholder for purposes of Section 1766 of the PBCL.

/s/ Jerry L. Johnson
Signature

Name: Jerry L. Johnson

Address: _________________________
________________________________
________________________________

By his, her or its execution of this Agreement, the following Stockholder, in his, her or its capacity as a stockholder of PRWT, hereby approves and adopts this Agreement and authorizes PRWT, its directors and officers to take all actions necessary for the consummation of the Merger and the other transactions contemplated hereby pursuant to the terms of this Agreement and its exhibits.  Such execution shall be deemed to be action taken by the written consent of such Stockholder for purposes of Section 1766 of the PBCL.

/s/ Sherri L. Kyle-Jones
Signature

Name: Sherri L. Kyle-Jones

Address: _________________________
________________________________
________________________________

By his, her or its execution of this Agreement, the following Stockholder, in his, her or its capacity as a stockholder of PRWT, hereby approves and adopts this Agreement and authorizes PRWT, its directors and officers to take all actions necessary for the consummation of the Merger and the other transactions contemplated hereby pursuant to the terms of this Agreement and its exhibits.  Such execution shall be deemed to be action taken by the written consent of such Stockholder for purposes of Section 1766 of the PBCL.

/s/ Murvin Lackey
Signature

Name: Murvin Lackey

Address: _________________________
________________________________
________________________________

By his, her or its execution of this Agreement, the following Stockholder, in his, her or its capacity as a stockholder of PRWT, hereby approves and adopts this Agreement and authorizes PRWT, its directors and officers to take all actions necessary for the consummation of the Merger and the other transactions contemplated hereby pursuant to the terms of this Agreement and its exhibits.  Such execution shall be deemed to be action taken by the written consent of such Stockholder for purposes of Section 1766 of the PBCL.

/s/ Stratton C. Lee, Jr.
Signature

Name: Stratton C. Lee, Jr.

Address: _________________________
________________________________
________________________________

By his, her or its execution of this Agreement, the following Stockholder, in his, her or its capacity as a stockholder of PRWT, hereby approves and adopts this Agreement and authorizes PRWT, its directors and officers to take all actions necessary for the consummation of the Merger and the other transactions contemplated hereby pursuant to the terms of this Agreement and its exhibits.  Such execution shall be deemed to be action taken by the written consent of such Stockholder for purposes of Section 1766 of the PBCL.

/s/ Thomas A. Leonard
Signature

Name: Thomas A. Leonard

Address: _________________________
________________________________
________________________________

By his, her or its execution of this Agreement, the following Stockholder, in his, her or its capacity as a stockholder of PRWT, hereby approves and adopts this Agreement and authorizes PRWT, its directors and officers to take all actions necessary for the consummation of the Merger and the other transactions contemplated hereby pursuant to the terms of this Agreement and its exhibits.  Such execution shall be deemed to be action taken by the written consent of such Stockholder for purposes of Section 1766 of the PBCL.

/s/ Malik Majeed
Signature

Name: Malik Majeed

Address: _________________________
________________________________
________________________________

By his, her or its execution of this Agreement, the following Stockholder, in his, her or its capacity as a stockholder of PRWT, hereby approves and adopts this Agreement and authorizes PRWT, its directors and officers to take all actions necessary for the consummation of the Merger and the other transactions contemplated hereby pursuant to the terms of this Agreement and its exhibits.  Such execution shall be deemed to be action taken by the written consent of such Stockholder for purposes of Section 1766 of the PBCL.

/s/ Kathleen G. Martin
Signature

Name: Kathleen G. Martin

Address: _________________________
________________________________
________________________________

By his, her or its execution of this Agreement, the following Stockholder, in his, her or its capacity as a stockholder of PRWT, hereby approves and adopts this Agreement and authorizes PRWT, its directors and officers to take all actions necessary for the consummation of the Merger and the other transactions contemplated hereby pursuant to the terms of this Agreement and its exhibits.  Such execution shall be deemed to be action taken by the written consent of such Stockholder for purposes of Section 1766 of the PBCL.

/s/ John J. McCarey
Signature

Name: John J. McCarey

Address: _________________________
________________________________
________________________________

By his, her or its execution of this Agreement, the following Stockholder, in his, her or its capacity as a stockholder of PRWT, hereby approves and adopts this Agreement and authorizes PRWT, its directors and officers to take all actions necessary for the consummation of the Merger and the other transactions contemplated hereby pursuant to the terms of this Agreement and its exhibits.  Such execution shall be deemed to be action taken by the written consent of such Stockholder for purposes of Section 1766 of the PBCL.

/s/ Sheldon Myers
Signature

Name: Sheldon Myers

Address: _________________________
________________________________
________________________________

By his, her or its execution of this Agreement, the following Stockholder, in his, her or its capacity as a stockholder of PRWT, hereby approves and adopts this Agreement and authorizes PRWT, its directors and officers to take all actions necessary for the consummation of the Merger and the other transactions contemplated hereby pursuant to the terms of this Agreement and its exhibits.  Such execution shall be deemed to be action taken by the written consent of such Stockholder for purposes of Section 1766 of the PBCL.

/s/ Justin D. Noll
Signature

Name: Justin D. Noll

Address: _________________________
________________________________
________________________________

By his, her or its execution of this Agreement, the following Stockholder, in his, her or its capacity as a stockholder of PRWT, hereby approves and adopts this Agreement and authorizes PRWT, its directors and officers to take all actions necessary for the consummation of the Merger and the other transactions contemplated hereby pursuant to the terms of this Agreement and its exhibits.  Such execution shall be deemed to be action taken by the written consent of such Stockholder for purposes of Section 1766 of the PBCL.

/s/ Jeffrey C. Pikulik
Signature

Name: Jeffrey C. Pikulik

Address: _________________________
________________________________
________________________________

By his, her or its execution of this Agreement, the following Stockholder, in his, her or its capacity as a stockholder of PRWT, hereby approves and adopts this Agreement and authorizes PRWT, its directors and officers to take all actions necessary for the consummation of the Merger and the other transactions contemplated hereby pursuant to the terms of this Agreement and its exhibits.  Such execution shall be deemed to be action taken by the written consent of such Stockholder for purposes of Section 1766 of the PBCL.

/s/ Chester A. Riddick, Jr.
Signature

Name: Chester A. Riddick, Jr

Address: _________________________
________________________________
________________________________

By his, her or its execution of this Agreement, the following Stockholder, in his, her or its capacity as a stockholder of PRWT, hereby approves and adopts this Agreement and authorizes PRWT, its directors and officers to take all actions necessary for the consummation of the Merger and the other transactions contemplated hereby pursuant to the terms of this Agreement and its exhibits.  Such execution shall be deemed to be action taken by the written consent of such Stockholder for purposes of Section 1766 of the PBCL.

/s/ Alton Shaw
Signature

Name: Alton Shaw

Address: _________________________
________________________________
________________________________

By his, her or its execution of this Agreement, the following Stockholder, in his, her or its capacity as a stockholder of PRWT, hereby approves and adopts this Agreement and authorizes PRWT, its directors and officers to take all actions necessary for the consummation of the Merger and the other transactions contemplated hereby pursuant to the terms of this Agreement and its exhibits.  Such execution shall be deemed to be action taken by the written consent of such Stockholder for purposes of Section 1766 of the PBCL.

/s/ Kirby Smith
Signature

Name: Kirby Smith

Address: _________________________
________________________________
________________________________

By his, her or its execution of this Agreement, the following Stockholder, in his, her or its capacity as a stockholder of PRWT, hereby approves and adopts this Agreement and authorizes PRWT, its directors and officers to take all actions necessary for the consummation of the Merger and the other transactions contemplated hereby pursuant to the terms of this Agreement and its exhibits.  Such execution shall be deemed to be action taken by the written consent of such Stockholder for purposes of Section 1766 of the PBCL.

/s/ William Turner
Signature

Name: William Turner

Address: _________________________
________________________________
________________________________

By his, her or its execution of this Agreement, the following Stockholder, in his, her or its capacity as a stockholder of PRWT, hereby approves and adopts this Agreement and authorizes PRWT, its directors and officers to take all actions necessary for the consummation of the Merger and the other transactions contemplated hereby pursuant to the terms of this Agreement and its exhibits.  Such execution shall be deemed to be action taken by the written consent of such Stockholder for purposes of Section 1766 of the PBCL.

/s/ Fletcher H. Wiley
Signature

Name: Fletcher H. Wiley

Address: _________________________
________________________________
________________________________

LIST OF OMITTED EXHIBITS AND SCHEDULES

Exhibits

Exhibit A -	Articles of Incorporation of Merger Sub
Exhibit B -	Bylaws of Merger Sub

Schedules

Schedule 1.6	Stockholder Shares
Schedule 1.10	Escrow Shares Allocation
Schedule 1.13(b)(iv)	Liens
Schedule 1.17	Release Payment
Schedule 2	PRWT Schedule
Schedule 3	KBL Schedule
Schedule 4.1	Disclosure Schedule Changes
Schedule 4.2(d)	KBL Stockholders
Schedule 5.2	Directors and Officers of Surviving Pubco
Schedule 5.9	Sale Restrictions
Schedule 6.2(i)	KBL Resignations

Schedule 2

Schedule 2.1	Organization and Qualification
Schedule 2.2	Subsidiaries
Schedule 2.3	Capitalization
Schedule 2.4	Authority
Schedule 2.5	Required Consents
Schedule 2.6	Compliance
Schedule 2.8	Undisclosed Liabilities
Schedule 2.9	Absence of Certain Changes or Events
Schedule 2.10	Litigation
Schedule 2.11	Employee Benefit Plans
Schedule 2.12	Labor Matters
Schedule 2.13	Restrictions on Business Activities
Schedule 2.14	Title to Property
Schedule 2.15	Taxes
Schedule 2.16(a)(i)	Environmental Matters
Schedule 2.16(A)(ii)	Hazardous Substance Contamination at Currently Operated Properties
Schedule 2.16(A)(iv)	Third Party or Public Property Environmental Matters
Schedule 2.16(A)(v)	Written Notice of Violations or Liability under Environmental Law
Schedule 2.16(A)(vi)	Orders/Agreements/Indemnities Relating to Liability under Environmental Law
Schedule 2.16(f)	Environmental Matters
Schedule 2.17	Brokers; Third Party Expenses
Schedule 2.18	Intellectual Property
Schedule 2.19	Agreements, Contracts and Commitments
Schedule 2.20	Insurance
Schedule 2.21	Governmental Actions/Filings
Schedule 2.22	Interested Party Transactions
Schedule 2.24	Minority Owned Business Certification

Schedule 3

Schedule 3.1	Authorization to do business
Schedule 3.3(b) and 3.3(d)	Capitalization
Schedule 3.3(e)	Registration Rights
Schedule 3.7(b)	SEC Filings and Financials
Schedule 3.14	Property
Schedule 3.15	Taxes
Schedule 3.19	KBL Contracts
Schedule 3.22	Indebtedness
Schedule 3.23	NYSE Amex
Schedule 3.26	Governmental Filings